Report of the Auditors

Exhibit 99.1

Auditor’s Report to the Directors of Heritage Underwriting Agency Plc

“Report of the Independent Auditors

We have audited the accompanying consolidated balance sheet of Heritage Underwriting Agency plc and its subsidiaries (‘the Group’) as of 31 December 2007 and 2006, and the related consolidated statements of income, changes in equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Heritage Underwriting Agency plc and its subsidiaries at 31 December 2007 and 2006, and the consolidated results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.”

CLB Littlejohn Frazer

10 March 2008

Heritage Underwriting Agency plc

Consolidated income statement Year ended 31 December 2007

	Note	2007 Total		2006 Total
		£m		£m
Gross premium earned	5	264.0		168.8
Reinsurance premium ceded	5	(122.2)		(82.4)
Net earned premium revenue		141.8		86.4
Net Investment income	6	11.0		4.4
Other operating income	7	9.5		3.7
		20.5		8.1
Net income		162.3		94.5
Insurance claims and loss adjustment expenses	8	(129.7)		(80.6)
Insurance claims and loss adjustment expenses recovered from reinsurers	8	56.3		35.0
Net insurance claims		(73.4)		(45.6)
Expenses incurred in insurance activities	9	(53.3)		(32.0)
Other operating expenses	10	(7.0)		(3.4)
Expenses		(60.3)		(35.4)
Results of operating activities		28.6		13.5
Finance cost	11	(5.3)		(3.2)
Profit before tax		23.3		10.3
Income tax	13	(6.3)		(3.1)
Profit attributable to ordinary shareholders		17.0		7.2
Earnings per ordinary share attributable to equity holders of the parent company.
Basic	14	22.7	p	17.2	p
Diluted	14	21.8	p	16.9	p

Heritage Underwriting Agency plc

Consolidated balance sheet At 31 December 2007

	Note	2007	2006
		£m	£m
Assets
Cash and cash equivalents	20	37.2	32.4
Financial investments at fair value through income	18	279.0	186.1
Reinsurance assets
– reinsurers’ share of outstanding claims	24	36.0	19.8
– reinsurers’ share of unearned premiums	24	14.5	7.9
Other receivables, including insurance receivables
– debtors arising from direct insurance operations	19	56.1	41.6
– debtors arising from reinsurance operations	19	97.9	109.4
– loans and receivables	19	98.6	56.3
Current income tax assets	21	1.0
Deferred income tax assets	25	1.4	0.2
Plant and equipment	17	0.1	0.1
Intangible assets	16	0.2	0.1
Total assets		622.0	453.9
Shareholders’ equity
Share capital	26	7.8	7.4
Share premium		47.1	43.8
Share option reserve	27	1.0	0.7
Retained earnings		21.3	6.2
Total shareholders’ equity		77.2	58.1
Liabilities
Insurance contracts
– claims outstanding	24	201.8	129.9
– unearned premiums	24	131.0	96.4
Trade and other payables
– other trade and other payables	22	43.1	17.5
– creditors arising from insurance operations	22	8.0	5.3
– creditors arising from reinsurance operations	22	115.9	120.0
Current income tax liabilities	21	1.8	1.9
Financial liabilities
– floating rate loan stock	23	34.8	23.6
– preference shares	23		—
Deferred income tax liabilities	25	8.4	1.2
Total liabilities		544.8	395.8
Total liabilities and shareholders’ funds		622.0	453.9

Approved by the Board of directors and authorised for issue on 10 March 2008.

They were signed on its behalf by:

R A Pexton	N G A Denniston
Chief Executive Officer	Chief Financial Officer

Heritage Underwriting Agency plc

Parent company balance sheet At 31 December 2007

	Note	2007	2006
		£m	£m
Assets
Cash and cash equivalents	20	13.9	18.1
Financial investments at fair value through income	18	82.0	60.1
Other receivables	19	5.9	4.9
Current income tax assets	21	0.2	0.1
Deferred income tax assets	25	0.2	0.3
Total assets		102.2	83.5
Shareholders’ equity
Share capital	26	7.8	7.4
Share premium		47.1	43.8
Share option reserve	27	1.0	0.7
Retained earnings		3.1	2.5
Total shareholders’ equity		59.0	54.4
Liabilities
Trade and other payables	22	8.4	5.5
Current income tax liabilities	21	—	—
Financial liabilities
– floating rate loan stock	23	34.8	23.6
– preference shares	23	—	—
Total liabilities		43.2	29.1
Total liabilities and shareholders’ funds		102.2	83.5

Approved by the Board of directors and authorised for issue on 10 March 2008.

They were signed on its behalf by:

R A Pexton	N G A Denniston
Chief Executive Officer	Chief Financial Officer

Heritage Underwriting Agency plc

Consolidated cash flow statement Year ended 31 December 2007

		Group		Company
	Note	2007	2006	2007	2006
		£m	£m	£m	£m
Cash flow from operating activities
Results of operating activities		28.6	13.5	2.5	2.9
Depreciation		—	—	—	—
Changes in working capital:
(Decrease) in trade and other receivables		(44.8)	(34.9)	(2.5)	(1.5)
Increase in payables		23.2	23.8	8.8	3.8
Net increase in technical provisions		83.8	13.8	—	—
Cash generated from operations		90.8	16.2	8.8	5.2
Income tax paid		(1.8)	(0.2)	(0.1)	(0.1)
Net cash inflow from operating activities		89.0	16.0	8.7	5.1
Cash flows from investing activities
Dividends received		—	—	—	2.1
Purchase of property, plant and equipment	17	—	—	—	—
Purchase of intangible assets	16	(0.1)	—	—	—
Purchase of investments	18	(93.1)	(68.0)	(21.9)	(32.4)
Net cash used in investing activities		(93.2)	(68.0)	(21.9)	(30.3)
Cash flows from financing activities
Net proceeds from issue of ordinary share capital		3.7	29.0	3.7	29.0
Net proceeds from issue of loan stock		9.9	19.1	9.9	19.1
Repayment of borrowings		—	(7.5)	—	(7.5)
Interest expense		(2.7)	(1.6)	(2.7)	(1.5)
Dividends paid to Company’s shareholders		(1.9)	—	(1.9)	—
Net cash used in financing activities		9.0	39.0	9.0	39.1
Net increase/(decrease) in cash and cash equivalents		4.8	(13.0)	(4.2)	13.9
Cash and cash equivalents at 1 January		32.4	45.4	18.1	4.2
Cash and cash equivalents at 31 December	20	37.2	32.4	13.9	18.1

Group cash above included £2.7m (2006: £1.3m) of cash which is not available to settle liabilities of the Group these are Funds held for third party capital.

Heritage Underwriting Agency plc

Statement of changes in shareholders’ equity Year ended 31 December 2007

Group	Note	Share capital	Share premium	Share option reserve	Retained earnings	Total
		£m	£m	£m	£m	£m
At 31 December 2006		7.4	43.8	0.7	6.2	58.1
Net profit		—	—	—	17.0	17.0
Share options – value of employee services		—	—	0.3	—	0.3
Dividends	15	—	—	—	(1.9)	(1.9)
New ordinary shares issued		0.4	3.3	—	—	3.7
At 31 December 2007		7.8	47.1	1.0	21.3	77.2

Company	Note	Share capital	Share premium	Share option reserve	Retained earnings	Total
		£m	£m	£m	£m	£m
At 31 December 2006		7.4	43.8	0.7	2.5	54.4
Net profit		—	—	—	2.5	2.5
Share options – value of employee services		—	—	0.3	—	0.3
Dividends	15	—	—	—	(1.9)	(1.9)
New ordinary shares issued		0.4	3.3	—	—	3.7
At 31 December 2007		7.8	47.1	1.0	3.1	59.0

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

1.	Accounting policies

The principal accounting policies adopted in the preparation of these financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated. Where there has been a voluntary change in accounting policy that has an effect on the current or prior period or may have an effect in the future, then the nature of and reasons for the change and impact of the change on current and prior periods are disclosed.

Basis of preparation

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRS), and with those parts of the Companies Act 1985, applicable to companies reporting under IFRS. The financial statements comply with Article 4 of the EU IAS regulation.

The financial statements have been prepared under the historical cost convention. A summary of the more important Group accounting policies are set out below, together with an explanation of where changes have been made to previous policies on the adoption of new accounting standards in the year.

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results ultimately may differ from these estimates.

The Group participates in insurance business through its Lloyd’s corporate members. Assets and liabilities arising as a result of the underwriting activities are subject to trust deeds for the benefit of the relevant syndicate’s insurance creditors.

The accounting policies adopted in preparing these financial statements are consistent with those followed in the preparation of the Group’s annual financial statements for the year ended 31 December 2007 and are consistent with the statement of recommended practice on accounting for insurance business issued by the ABI.

International Financial Reporting Standards

In the current year, the Group had adopted IFRS 7, Financial Instruments: Disclosures and the related amendments to IAS 1, Presentations of Financial Statements, and IFRS 4, Accounting for Insurance Contracts which are effective for annual reporting periods beginning on or after 1 January 2007. The impact of the adoption of IFRS 7 and the changes to IAS 1 and IFRS 4 have been to expand the disclosures provided in the financial statements regarding the Group’s management of capital and financial instruments.

Three Interpretations issued by the International Financial Reporting Interpretations Committee (IFRIC) are effective for the current period. These are: IFRIC 8, which clarifies IFRS 2, Share-based Payments; IFRIC 9, Reassessment of Embedded Derivatives; and IFRIC 10, Interim Financial Reporting and Impairment. The adoption of these Interpretations has not led to any changes in the Group’s accounting policies.

At the date of authorisation of these financial statements a number of standards and interpretations had been published but were not yet effective. These include:

•	IFRS 8, Operating Segments;

•	IFRIC 11, IFRS 2: Group and Treasury Share Transactions;

•	IFRIC 12, Service Concession Arrangements;

•	IFRIC 14, IAS 19: The limit of Defined Benefit Asset, Minimum Funding Requirements and their Interaction.

The directors anticipate that the adoption of these standards and interpretations will have no material impact on the financial statements except for additional disclosures.

In accordance with the standard for insurance contracts (IFRS4), the Group has applied existing accounting practices for insurance contracts, modified, as appropriate, to comply with the IFRS framework and applicable standards and are consistent with the statement of recommended practice on accounting for insurance business issued by the ABI.

Consolidation

The consolidated financial statements incorporate the financial statements of Heritage Underwriting Agency plc (“HUA” or “the Company”), and entities controlled by the Company, for the year ended 31 December 2007. Certain subsidiary undertakings underwrite as corporate members of Lloyd’s on syndicates managed by the Group. The Group’s share of the transactions, assets and liabilities relating to syndicate participation is included in the consolidated financial statements.

Inter-company transactions, balances and unrealised gains on transactions between Group companies are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of impairment of the asset transferred.

Heritage Underwriting Agency plc

1.	Accounting policies (continued)

Consolidation (continued)

The financial statements of subsidiaries are prepared for the same reporting year as the parent Company. Consolidation adjustments are made to convert subsidiary accounts prepared under UK GAAP to IFRS so as to remove any different accounting policies that may exist.

Details of material subsidiaries included within the consolidated Financial statements can be found in notes to the full accounts to the parent company accounts.

No profit and loss account is presented for Heritage Underwriting Agency plc as permitted by Section 230 of the Companies Act 1985. The profit after tax for the year of the parent company was £2.5m (2006: £1.7 m).

Segmental reporting

A business segment is a group of assets and operations engaged in providing the business with a view of how each area of the business is performing that are subject to differing risks and returns of other business segments. A geographical segment is provided for gross premium to illustrate the economic environments that the operating segments participate in. The first analysis shown illustrates the respective underwriting units corporate and stakeholder contribution to the business. The stakeholder analysis is an illustration of how the business is split between stakeholders and illustrates to the ordinary shareholder the true ownership of the assets and liabilities of the Group.

Underwriting

The results are determined on an annual accounting basis whereby the incurred cost of claims, commission and related expenses are charged against the earned proportion of premiums, net of reinsurance as follows:

Premiums written

Gross premiums written and outwards reinsurance premiums relate to policies incepting during the financial year and include estimates of ‘pipeline’ premiums together with any difference between booked premiums for prior years and those previously accrued. Written premiums are stated inclusive of acquisition costs but exclusive of premium taxes.

Unearned premiums

The provision for unearned premium comprises the proportion of gross premiums written in the year which is estimated to be earned after the balance sheet date. The earning of premiums is based primarily on time apportionment, with an adjustment, where appropriate, to reflect the risk profile of certain classes of business particularly those exposed to seasonal weather related events.

Expenses

Acquisition costs which represent commission and other related expenses are deferred over the period in which the related premiums are earned. The deferred acquisition costs “DAC” are subsequently amortised over the life of the contracts in the same way as premium is earned.

Claims Incurred

Claims incurred comprise claims and related expenses paid in the year and changes in the provisions for outstanding claims, including provisions for claims incurred but not reported and related expenses, together with any other adjustments to claims from previous years. Where applicable, deductions are made for salvage and other recoveries.

Claims provisions and related reinsurance recoveries

Provision is made at the year-end for the estimated cost of claims incurred but not settled at the balance sheet date, including the cost of claims incurred but not yet reported to the Group. The estimated cost of claims includes expenses to be incurred in settling claims and a deduction for the expected value of salvage and other recoveries. The Group takes all reasonable steps to ensure that it has appropriate information regarding its claims exposures. However, given the uncertainty in establishing claims provisions, it is likely that the final outcome will prove to be different from the original liability established.

The estimation of claims incurred but not reported (“IBNR”) is generally subject to a greater degree of uncertainty than the estimation of the cost of settling claims already notified to the Group, where more information about the claim event is generally available. Claims IBNR may often not be apparent to the insured until many years after the event giving rise to the claims has happened. Classes of business where the IBNR proportion of the total reserve is high will typically display greater variations between initial estimates and final outcomes because of the greater degree of difficulty of estimating these reserves. Classes of business where claims are typically reported relatively quickly after the claim event tend to display lower levels of volatility.

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

1.	Accounting policies (continued)

Underwriting (continued)

Claims provisions and related reinsurance recoveries (continued)

A component of these estimation techniques is usually the estimation of the cost of notified but not paid claims. In estimating the cost of these the Group has regard to the claim circumstance as reported, any information available from loss adjusters and information on the cost of settling claims with similar characteristics in previous periods.

Large claims impacting each relevant business class are generally assessed separately, being measured on a case by case basis or projected separately in order to allow for the possible distortive effect of the development and incidence of these large claims.

Where possible the Group adopts multiple techniques to estimate the required level of provisions. This assists in giving greater understanding of the trends inherent in the data being projected. The projections given by the various methodologies also assist in setting the range of possible outcomes. The most appropriate estimation technique is selected taking into account the characteristics of the business class and the extent of the development of each year.

Provisions are calculated gross of any reinsurance recoveries. A separate estimate is made of the amounts that will be recoverable from reinsurers based upon the gross provisions and having due regard to collectability.

Provisions for unexpired risks are made where the costs of outstanding claims and related deferred acquisition costs are expected to exceed the assumed premium provisions carried forward at the balance sheet date. The provision for unexpired risks is calculated separately by reference to classes of business which are managed together, after taking into account relevant investment returns.

Lloyd’s operates a detailed set of regulations regarding solvency and the distribution of profits and payment of losses between syndicates and their members. Lloyd’s continues to require membership of syndicates to be on an underwriting year of account basis and profits and losses belong to members according to their membership of a year of account. Normally profits and losses are transferred between the syndicate and members after results for a year of account are finalised after 36 months. This period may be extended if a year of account goes into run-off.

The syndicate may make earlier on account distributions or cash calls according to the cash flow of a particular year of account and subject to Lloyd’s requirements.

Syndicate closed years of account and reinsurance to close At the end of the third year an underwriting year of account is normally closed by reinsurance into the following year of account. The amount of the reinsurance to close premium payable is determined by the managing agent. The profit attributable to each underwriting year is capable of being distributed to the members of the syndicates on an annual basis after making an allowance for prudence. Only when a year of account closes are the full profits released to members.

The payment of a reinsurance to close premium does not eliminate the liability of the closed year for outstanding claims. If the reinsuring syndicate was unable to meet its obligations, and the other elements of Lloyd’s chain of security were to fail, then the closed underwriting account would have to settle outstanding claims.

The directors consider the likelihood of such a failure of the reinsurance to close is extremely remote, and consequently, the reinsurance to close has been deemed to settle liabilities outstanding at the closure of an underwriting account. The Group adjusts its provision for outstanding claims at 36 months for a year of closure to equal its share of the syndicate reinsurance to close, and no further provision is made for any potential variation in the ultimate liability of that year of account.

The portfolio premiums payable and receivable by the Group arising from the syndicate reinsurance to close are offset and the difference, representing the increase or decrease in the Group’s capacity on the syndicate, is shown in the technical account as gross premiums written or reinsurance premiums payable.

The 2004 year of account of Worldwide Property and Non US Liability units closed at 31 December 2007. The 2002, 2003 and 2004 years of account of the Runoff unit were closed into a third party syndicate at 31 December 2007.

Run-off years and estimated liabilities

Where an underwriting year of account is not closed at the end of the third year (a “run-off” year of account) a provision is made for the estimated cost of all known and unknown outstanding liabilities for that year. The provision is determined initially by the managing agency on a similar basis to the reinsurance to close. However, any subsequent variation in the ultimate liabilities for that year remains with the corporate member participating thereon. As a result any run-off year will continue to report movements in its results after the third year until such time as it secures a reinsurance to close.

Heritage Underwriting Agency plc

1.	Accounting policies (continued)

Foreign currency translation

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The consolidated financial statements are presented in millions of pounds sterling, which is the Group’s functional and presentational currency.

Foreign currency transactions and non-monetary assets and liabilities, including deferred acquisition costs and unearned premiums are translated into the functional currency using monthly average rates of exchange prevailing at the time of the transaction as a proxy for the transactional rates. The translation difference arising on non-monetary asset items is recognised in the income statement.

Monetary items are translated at period end rates, any exchange differences arising from the change in rates of exchange are recognised in the income statement.

Financial instruments

Investments

Investments in marketable securities are stated at their bid-market value at the balance sheet date. The Group values its financial assets at fair value through profit and loss. Gains or losses on the revaluation of financial assets held at fair value are recognised through profit and loss. Investments in unlisted securities are valued at fair value.

Purchases and sales of investments are recognised on the trade date, which is the date the Group commits to purchase or sell the assets. These are initially recognised at fair value, and subsequently re-measured at fair value based on quoted bid prices. Changes in the fair value of investments are included in the income statement in the period in which they arise.

Loan stock

Loan stock is held on the balance sheet as a non current liability and the interest payable on this debt is recognised in the income statement as part of finance costs.

Preference shares

Preference shares issued as A shares are classified as liabilities in the balance sheet and the dividends payable on these preference shares are recognised in the income statement as part of finance costs.

Share options

Share-based compensation

The Group operates an equity-settled share-based compensation plan. The fair value of the employee services received in exchange for the grant of the options is recognised as an expense. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options granted. At each balance sheet date, the entity revises its estimates of the number of options that are expected to become exercisable. It recognises the impact of the revision of original estimates, if any, in the income statement, and a corresponding adjustment to equity over the remaining vesting period. The proceeds received net of any directly attributable transaction costs are credited to share capital (nominal value) and share premium when the options are exercised.

Leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the income statement on a straight-line basis over the period of the lease.

Property, plant and equipment

All assets included within property, plant and equipment are carried at historical cost. Depreciation is calculated to write down the cost less estimated residual value of office equipment and computer equipment by the straight line method over their expected useful lives.

Office equipment	10 years
Computer equipment	3 years

Intangibles

Intangible fixed assets, which represent establishment expenses of subsidiaries which are corporate capital members, are stated at cost, less any provision for impairment, and amortised on a straight line basis over the useful economic life which is estimated to be five years. No amortisation is charged until transactions are reflected from the activities on the first year of account following formation. The amortisation charge is included within operating expenses on the income statement.

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

1.	Accounting policies (continued)

Pensions

The Group operates a defined contribution plan. The Group pays contributions to privately administered pension plans on a contractual basis. The Group has no further payment obligations once the contributions have been paid. The contributions are recognised as an employee benefit expense when they are due. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in the future payments is available.

Performance related remuneration

Performance related remuneration (PRR) is recognised in the financial statements as and when employees become entitled, over the relevant period of employment, to the remuneration concerned. The deferred element of any PRR, being the part to which employees have not yet become entitled, falls within the definition of long-term employee benefits set out in IAS19, and is accordingly not charged in the income statement. Where it is a matter of estimation as to the current entitlements of employees the directors base their estimates on the latest information available to them to make a decision on the charge.

Investments in subsidiaries

Subsidiaries are all entities over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity.

Subsidiaries are fully consolidated from the date on which control is transferred to the Group.

In the Group’s financial statements, other financial investments in group undertakings are stated at cost and are reviewed for impairment annually or when events or changes in circumstances indicate the carrying value to be impaired.

The Group uses the acquisition method of accounting to account for the acquisition of subsidiaries. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition.

The excess of the cost of acquisition over the fair value of the Group’s share of the identifiable net assets acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognised directly in the income statement. Intra-group transactions, balances and unrealised gains on intra-group transactions are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Cash and cash equivalents

For the purposes of the cash flow statement, cash and cash equivalents comprise cash at bank and other short-term highly liquid investments with a maturity of three months or less from the date of acquisition and bank overdrafts.

Fair value estimation

The fair values of short-term deposits are assumed to approximate to their book values. The fair values of the Group’s debt securities have been based on quoted market prices for these instruments.

Investment income

Interest receivable from cash and short term deposits and interest payable are accrued to the end of the year.

Underwriting units or syndicates’ investments and cash are held on a pooled basis, the return from which is allocated to underwriting years of account proportionately to the funds contributed by the year of account. Investment income and investment gains and losses relating to syndicate investments and cash are taken to the income statement.

Other operating expenses

All expenses are accounted for on an accruals basis.

Other income

Other income represents agent’s fees and profit commission derived from the management of underwriting syndicates at Lloyd’s.

Agency fees payable to the Company under agency agreements with members of Lloyd’s is recognised when the contractual right to such fees is established, and to the extent that the Company’s obligations under those agency agreements have been performed.

Profit commission arising from agency agreements with members of Lloyd’s is recognised when the underwriting profit giving rise to that profit commission is also recognised.

Agency fees that have been received by the Group, but not yet recognised as income in accordance with the policy described above, are credited to the deferred income account under creditors in the Group’s balance sheet.

Heritage Underwriting Agency plc

1.	Accounting policies (continued)

Borrowing costs

The costs of borrowing in each case are amortized over the period up to the first date of which repayment is contractually committed.

Deferred taxation

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements.

However, if the deferred income tax arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss, it is not accounted for.

Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

2.	Risk management

The Group’s activities expose it to a variety of financial and non-financial risks. The Board is responsible for managing the Group’s exposure to these risks and, where possible, introducing controls and procedures that mitigate the effects of the exposure to risk.

Each year, the Board prepares an Individual Capital Assessment (ICA) for the syndicates’, the purpose of this being to agree capital requirements with Lloyd’s based on an agreed assessment of the risks impacting the syndicates’ business, and the measure in place to manage and mitigate those risks from a quantitative and qualitative perspective. The risks below are all reflected in the ICA; over two- thirds of the total assessed value of the risks concerned is attributable to insurance risk.

The following describes the Group’s exposure to these risks and the steps management have taken to mitigate their impact from a quantitative and qualitative perspective.

Insurance risk

The very nature of the Group’s business exposes it to the possibility that claims will arise on business written. The risk attaching to insurance contracts is based on the fortuity that events will occur which will lead to a claim under the contract.

The main underwriting risks which affect the Group are:

•	Catastrophic events: the risk that catastrophic events occur which will lead to claims not anticipated by the Group;

•

Rating levels: the risk that the expected attritional losses and anticipated catastrophic events, together with the cost of reinsurance, will result in claims which exceed the premium income of the Group;

•	Reserving levels: the risk that the reserves established by the Group at the previous year-end prove to be inadequate.

Catastrophic events

The Group has developed underwriting guidelines which limit the authority of the underwriting teams and limit exposure geographically and by assured and by assured entities. The Group has also developed Realistic Disaster Scenarios (RDS) which provide an estimate of the effect on the syndicate results of an aggregation of the claims arising from a number of disasters including those specified by Lloyd’s. The Group uses a number of modelling tools to monitor aggregation and to simulate catastrophe losses, in order to measure the effectiveness of the underwriting guidelines to limit exposure to these scenarios and on its reinsurance programmes.

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

2.	Risk management (continued)

The illustrative effect of RDS on the underwriting units’ and the ordinary shareholders results are as follows:

Description of RDS	Gross loss to syndicate	Net loss to syndicate	Net change to pre-tax result of Group	Proportion of capacity for ordinary shareholders	Proportion of NTA
	£m	£m	£m	%	%
As at 31 January 2008

Worldwide Property

1. Specific event – Los Angeles earthquake Elysian Park	125.6	41.0	22.0	12.6	21
2. Specific event – San Francisco earthquake	134.2	48.6	26.0	15.0	24
3. Specific event – Miami Dade windstorm	90.5	35.4	19.0	10.9	18
4. Specific event – Pinellas windstorm	106.1	48.4	26.0	14.9	24
5. Specific event – Gulf of Mexico windstorm	108.2	50.0	26.8	15.4	25
6. Specific event – Madrid earthquake	114.2	57.2	30.7	17.6	29

Description of RDS	Gross loss to syndicate	Net loss to syndicate	Net change to pre-tax result of Group	Proportion of capacity for ordinary shareholders	Proportion of NTA
	£m	£m	£m	%	%
As at 31 January 2007

Worldwide Property

1. Specific event – Los Angeles earthquake Elysian Park	73.3	23.4	11.1	9	13
2. Specific event – San Francisco earthquake	82.6	25.1	11.9	10	14
3. Specific event – Miami Dade windstorm	99.1	44.8	21.3	17	26
4. Specific event – Pinellas windstorm	68.5	30.6	14.6	12	18
5. Specific event – Gulf of Mexico windstorm	49.3	22.7	10.8	9	13

Non US Liability

1. Alternative RDS A – Collapse in UK housing market	13.1	2.5	0.5	5	1
2. Defined Professional Lines – UK Pensions mis-selling	6.9	6.9	1.3	14	2
3. Liability Professional Lines – Systemic loss due to problem with new technology in respect of building cladding	18.8	2.5	0.5	5	1

RDS prepared for 2008 do not identify Non US liabilities as being significant enough to report in the context of the new merged syndicate. Where exposures are not calculated in sterling they are converted to sterling using the premium income monitoring (PIM) rates specified by Lloyd’s. Proportion of capacity is calculated by reference to the ordinary shareholders underwriting capacity for the year of account concerned. The PIM rates for 2007 and 2008 for US dollars were 1.86 and 1.89.

Rating levels

The Group produces an annual business plan for the syndicate under its management. The plan is produced by anticipating rating levels and terms and conditions attaching to risks expected to be underwritten by the syndicate. Performance against the plan is monitored on a regular basis through a system of underwriting committees, as well as regular review by the Board of the Managing Agency. If market conditions change after the plan is produced, a revised plan is prepared and authorised by the Managing Agent Board. In this way, rating levels of both businesses written and reinsurance purchased are subject to constant review. Should risks be assessed as uneconomical, they will be declined.

Heritage Underwriting Agency plc

2.	Risk management (continued)

Business volume

If the volume of business underwritten is less than that planned by the Group, the expenses ratio is likely to increase. Achieved business volumes may be linked to rating levels, for instance because of easier or tougher market conditions, in which case the effects of changes in both rating levels and business volumes will accumulate.

Reserving risk

In order to mitigate reserving risk, the Group uses a number of approaches, including actuarial techniques, to project gross and net premiums written and insurance liabilities. The results of these techniques are then subject to formal peer review to independently check the integrity of the estimates produced by the underwriting teams. In addition, the Group commissions an external independent actuary to perform its own assessment of the Group’s ultimate gross and net premiums and insurance liabilities. The results of the actuary’s projections are then compared to the underwriting team’s assessment before deciding on the levels of reserve to be held.

Assumptions, changes in assumptions and sensitivity

The reserves carried by the Group are calculated using a number of methods to project ultimate gross and net premiums written and insurance liabilities. The principle methods applied are as follows:

•	a case by case review of certain lines of business

•	The use of hurricane modelling techniques for major hurricane events during the year

•	benchmarking certain lines of business based on previous underwriting experience, in particular the longer tail classes of business;

•	actuarial techniques such as the chain ladder method and the Bornhuetter-Ferguson method. These are mainly applied to the classes of business that have a relatively stable development pattern.

The Group also commissions an independent external actuarial assessment of its reserves to ensure that the reserves established are reasonable. The eventual reserves selected are then subject to an independent peer review and any comments or adjustments recommended are incorporated into the final figures.

The major assumptions underlying the reserves established by the Group are :

•	the Group’s past claims development experience (with appropriate adjustment for known changes) can be used to project future claims development factors;

•	the Group will experience normal incidence of bad debts against future recoveries.

The Group has not revised any reserving assumptions that materially affect the profit or loss

The loss reserves established by the Company are sensitive to various factors as follows:

•

the ULR established to cover attritional losses on the Worldwide Property and Non US Liability units. A 10% gross adverse movement in the ULR in respect of these units will reduce the Group’s pre-tax profits as follows:

	2007	2006
	£m	£m
Worldwide Property unit	9.5	3.7
Non US Liability unit	2.0	0.8

The percentage of premiums earned during the calendar year. A 10% increase in the gross unearned premium for the Worldwide Property and Non US liability units would reduce the pre-tax profit of the Group as follows:

	2007	2006
	£m	£m
Worldwide Property unit	2.5	2.1
Non US Liability unit	0.2	0.3

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

2.	Risk management (continued)

Premium development (net of acquisition costs)

The development tables below illustrate the 100% syndicate level estimate of gross written premium and gross earned premium for our underwriting units after the closure of the underwriting year.

Worldwide Property unit

Underwriting year – Gross written premium	2003	2004	2005	2006	2007
	£m	£m	£m	£m	£m
At end of underwriting year	81.3	110.3	144.3	205.0	229.0
24 months	76.3	110.3	146.2	204.0
36 months	76.1	112.0	147.5
48 months	76.3	111.0
60 months	76.2

Underwriting year – Gross earned premium	2003	2004	2005	2006	2007
	£m	£m	£m	£m	£m
At end of underwriting year	38.2	51.8	61.3	88.7	106.6
24 months	73.3	102.9	129.9	188.6
36 months	76.1	112.0	147.5
48 months	76.3	110.0
60 months	76.2

Non US Liability Unit

Underwriting year – Gross written premium	2003	2004	2005	2006	2007
	£m	£m	£m	£m	£m
At end of underwriting year	14.3	48.0	47.1	44.7	42.9
24 months	15.1	37.0	43.1	42.6
36 months	14.7	35.9	43.2
48 months	14.8	35.8
60 months	14.8

Underwriting year – Gross earned premium	2003	2004	2005	2006	2007
	£m	£m	£m	£m	£m
At end of underwriting year	4.4	26.9	19.8	17.4	17.4
24 months	14.3	34.0	37.2	37.3
36 months	14.7	35.9	43.2
48 months	14.8	35.8
60 months	14.8

Heritage Underwriting Agency plc

2.	Risk management (continued)

The unearned premium reserve, net of reinsurers’ share of unearned premium before acquisition costs:

Unearned premium reserve	2007	2006
	£m	£m
Worldwide Property unit	102.9	75.3
Non US Liability unit	13.6	13.2
Total unearned premium reserve	116.5	88.5
Ordinary shareholders	65.7	44.8
A shareholders	1.0	6.5
Quota share insurers	49.8	37.2
Total unearned premium reserve	116.5	88.5

Claims development

The loss development tables that follow are disclosed to provide information about historical claims development. In effect, the tables highlight the Group’s ability to provide a robust estimate of the claims costs.

The top part of the table illustrates how the Group’s estimate of ultimate claims to premiums net of acquisition costs ratio for each underwriting year for each unit under its management has changed at successive year-ends. The bottom half of the table reconciles the gross and net claims to the amount appearing in the balance sheet. An underwriting year basis is considered to be the most appropriate for business written by the Group as the business is in practice managed by reference to underwriting year of account.

While the information in the table provides a historical perspective on the adequacy of the claims liabilities established in previous years, users of these financial statements are cautioned against extrapolating redundancies or deficiencies of the past on current claims liabilities. The Group believes that the estimate of total claims liabilities as at 31 December 2007 is properly prudent. However, due to the inherent uncertainties in the reserving process, it cannot be assured that such balances will ultimately prove to be adequate.

Worldwide Property unit

Underwriting year: Gross	2003	2004	2005	2006	2007	Total
12 months	70%	92%	112%	64%	67%
24 months	58%	104%	112%	60%
36 months	56%	105%	110%
48 months	45%	102%
60 months	45%

	£m	£m	£m	£m	£m	£m
Total gross claims	26.6	72.7	107.8	76.2	58.9	342.2
Less paid claims	23.7	65.3	76.3	28.3	7.4	201.0
Gross claims reserves	2.9	7.4	31.5	47.9	51.5	141.2

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

2.	Risk management (continued)

Claims development (continued)

Worldwide Property unit (continued)

Underwriting year: Net	2003	2004	2005	2006	2007	Total
12 months	71%	86%	106%	72%	72%
24 months	56%	93%	106%	67%
36 months	53%	92%	101%
48 months	41%	89%
60 months	42%

	£m	£m	£m	£m	£m	£m
Total net claims	18.3	50.3	87.6	62.9	53.9	273.0
Less paid claims	16.1	45.3	60.3	22.9	7.4	152.0
Net claims reserves	2.2	5.0	27.3	40.0	46.5	121.0

Non US Liability unit

Underwriting year: Gross	2003	2004	2005	2006	2007	Total
12 months	81%	83%	83%	83%	78%
24 months	81%	76%	72%	76%
36 months	70%	62%	79%
48 months	57%	55%
60 months	40%

	£m	£m	£m	£m	£m	£m
Total gross claims	3.4	11.1	19.6	17.6	9.0	60.7
Less paid claims	1.2	2.8	4.1	0.9	0.1	9.1
Gross claims reserves	2.2	8.3	15.5	16.7	8.9	51.6

Underwriting year: Net	2003	2004	2005	2006	2007	Total
12 months	79%	80%	77%	80%	76%
24 months	77%	71%	76%	74%
36 months	68%	59%	79%
48 months	54%	56%
60 months	48%

	£m	£m	£m	£m	£m	£m
Total net claims	3.4	9.2	16.0	14.4	7.4	50.4
Less paid claims	1.1	2.5	3.2	0.9	0.1	7.8
Net claims reserves	2.3	6.7	12.8	13.5	7.3	42.6

Heritage Underwriting Agency plc

2.	Risk management (continued)

Claims development (continued)

Run off unit

Underwriting year: Gross	2002	2003	2004	Total
12 months	87%	76%	97%
24 months	74%	87%	119%
36 months	106%	95%	120%
48 months	131%	92%	124%
60 months	153%	94%
72 months	174%

	£m	£m	£m	£m
Total gross claims	4.8	2.6	3.2	10.6
Less paid claims	3.7	1.5	2.4	7.6
Gross claims reserves	1.1	1.1	0.8	3.0

Underwriting year: Net	2002	2003	2004	Total
12 months	75%	81%	85%
24 months	80%	84%	104%
36 months	113%	87%	109%
48 months	129%	84%	115%
60 months	146%	86%
72 months	167%

	£m	£m	£m	£m
Total net claims	3.5	1.9	2.3	7.7
Less paid claims	2.7	1.2	1.6	5.5
Net claims reserves	0.8	0.7	0.7	2.2

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

2.	Risk management (continued)

Claims development (continued)

Balance sheet reconciliation

	2004 & prior	2005	2006	2007	Total
	£m	£m	£m	£m	£m
Net claims liability

Worldwide Property division	7.3	27.2	40.0	46.5	121.0
Non US Liability division	9.0	12.8	13.5	7.3	42.6
Run-off division	2.2	—	—	—	2.2
Total net reserves	18.5	40.0	53.5	53.8	165.8
Gross claims liability per balance sheet	23.8	47.0	70.5	60.5	201.8
Reinsurers’ share	(5.3)	(7.0)	(17.0)	(6.7)	(36.0)
Total net reserves as per balance sheet	18.5	40.0	53.5	53.8	165.8

Reinsurance risk

Reinsurance risk arise from two difference sources:

•

The first relates to concentration risk whereby recoveries from claims paid are due from a limited number of reinsurers. To mitigate this risk, the Group places its reinsurance in line with policy guidelines managed by reference to counterparty limits that are set each year and are subject to regular reviews;

•	the second source of reinsurance risks relates to credit risk. Credit risk arises where reinsurers fail to meet their financial obligations in full as they fall due.

To understand the Group’s exposure to credit risks both now and in the future, the table below shows the credit rating, categorised by the rating agencies and used by the Group in its reporting to Lloyd’s.

	Moody’s	Standard & Poor’s
Tier 1	Aaa to A3	AAA to A-
Tier 2	Baa1 to Ba3	BBB+ BB-
Tier 3	B1 to Caa	B+ to CCC
Tier 4	Ca to C	R, (U, S) 3

Of the total 100% syndicate reinsurance balances only 1.2% (2006: 2%) is below Tier 1.

	31 December 2007
	Worldwide Property	Non US Liability	Total	100% syndicate
	£m	£m	£m	%
Tier 1	17.8	19.8	37.6	98.8
Tier 2	0.4	—	0.4	1.2
	18.2	19.8	38.0	100.0

Heritage Underwriting Agency plc

2.	Risk management (continued)

Relating assets, liabilities and capital

During the year the Group has invested in equity securities and fund of hedge funds for the first time to add diversity and potential growth to the portfolio. Below is an illustration of insurance liabilities in comparison to assets held for each stakeholder.

	Ordinary Shareholders	A shareholders	Quota share insurers	2007	2006
	£m	£m	£m	£m	£m
Financial assets
Equity securities	0.9	—	0.8	1.7	—
Debt securities:
– listed securities	39.2	3.3	31.8	74.3	124.2
– unlisted securities	—	—	—	—	2.2
– government bonds	58.8	5.1	51.1	115.0	—
Fund at Lloyd’s	77.5	—	—	77.5	59.6
Participation in investment pools	7.5	0.2	2.8	10.5	—
Other investments	—	—	—	—	0.1
Cash and cash equivalents	26.9	0.8	9.5	37.2	32.4
Total	210.8	9.4	96.0	316.2	218.5
Insurance liabilities:
Insurance contracts	205.7	10.1	240.9	456.7	351.6
less assets arising from reinsurance contracts	(67.9)	(2.1)	(134.5)	(204.5)	(178.8)
	137.8	8.0	106.4	252.2	172.8
	73.0	1.4	(10.4)	64.0	45.6

Investment risks

The Heritage Group manages its investment through delegation to its Investment Committee. The Investment Committee determines the investment policy and guidelines for the management of investments risk. These are reviewed regularly and the Investment Committee delegates authority to the treasury team for day to day operations within set guidelines.

The Investment Committee comprises the Chairman, Chief Executive Officer, Chief Finance Officer, both underwriters and three non executive directors. It meets quarterly.

The group has currently two investment managers AllianceBernstein and Union Bancaire Privée (“UBP”). The underwriting units also invest underwriting funds through the Corporation of Lloyd’s Overseas Deposit funds and Co-mingled funds.

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

2.	Risk management (continued)

Investment managers

For AllianceBernstein the investment objective for the sterling portfolio is to achieve a better before tax return than a combination of the Merrill Lynch 1-3 year government index and the Merrill Lynch 1-3 year A-AAA non-gilt index (weighted 75:25) with equivalent benchmarks set for US dollars, Canadian dollars and Euros.

In March 2007 we allocated up to 15% of underwriting unit and group funds to be managed by Union Bancaire Privée under an absolute return mandate; the investment objective is to achieve an absolute return net of fees of LIBOR plus 250 basis points.

The investment allocation (including surplus cash) at the year-end is shown below:

	31 December 2007			31 December 2006
	Underwriting units	Corporate	Total	Underwriting units	Corporate	Total
	£m	£m	£m	£m	£m	£m
Equities	1.7	—	1.7	—	—	—
Debt securities and deposits with credit institutions	189.3	—	189.3	124.2	—	124.2
Participation in investment pools – hedge funds	6.4	4.1	10.5	—	—	—
Funds at Lloyd’s	—	77.5	77.5	—	59.6	59.6
Cash and equivalents	21.1	16.1	37.2	10.5	21.9	32.4
Others	—	—	—	2.2	0.1	2.3
	218.5	97.7	316.2	136.9	81.6	218.5

	31 December 2007			31 December 2006
	Underwriting units	Corporate	Total	Underwriting units	Corporate	Total
	%	%	%	%	%	%
Equities	0.8	—	0.5	—	—	—
Debt securities and deposits with credit institutions	86.6	—	59.9	90.7	—	56.8
Participation in investment pools – hedge funds	2.9	4.2	3.3	—	—	—
Funds at Lloyd’s	—	79.3	24.5	—	73.0	27.3
Cash and equivalents	9.7	16.5	11.8	7.7	26.9	14.8
Others	—	—	—	1.6	0.1	1.1
	100.0	100.0	100.0	100.0	100.0	100.0

The underwriting units in the above table include the participations of A shareholders and Trade reinsures.

Heritage Underwriting Agency plc

2.	Risk management (continued)

Investment managers (continued)

The asset allocation is given below:

	31 December 2007			31 December 2006
	Underwriting units	Corporate	Total	Underwriting units	Corporate	Total
	£m	£m	£m	£m	£m	£m
Equities	1.7	—	1.7	—	—	—
Bonds
Government securities	114.1	—	114.1	77.1	—	77.1
Government agencies	4.8	—	4.8	9.0	—	9.0
Commercial mortgage backed*	0.7	—	0.7	0.2	—	0.2
Corporate bonds	65.0	—	65.0	37.0	—	37.0
Asset backed bonds	0.3	—	0.3	0.3	—	0.3
Sovereign/Supranational	3.0	—	3.0	0.3	—	0.3
Funds at Lloyd’s	—	77.5	77.5	—	59.6	59.6
Participation in investment pools – hedge funds	6.4	4.1	10.5	—	—	—
Other liquid investments
Money market instruments/CD’s	1.4	—	1.4	0.3	—	0.3
Cash and cash equivalents	21.1	16.1	37.2	10.5	21.9	32.4
Other investments	—	—	—	2.2	0.1	2.3
	218.5	97.7	316.2	136.9	81.6	218.5

*	Government guaranteed

The majority of the corporate assets are currently held as cash or short-term instruments to support the underwriting activities of the Group’s corporate vehicles. Currently £70.3m (2006: £53.2m) is used to support Heritage (604) Limited and £7.2m (2006: £6.7m) to support Heritage (616) Limited. The funds used to support Heritage (616) Limited, up to 1 August 2006 were linked to fully paid loan notes or letters of credit.

Asset backed bonds noted in the above table related to the Golden Credit Card Trust; these are Canadian bonds and they amount to less than 1% of our overall portfolio.

The security ratings of corporate and underwriting unit bonds are as follows:

	2007	2007	2006	2006
	£m	%	£m	%
Debt securities and other fixed income by credit rating
AAA/Aaa	123.0	65	91.9	74
AA/Aa	20.8	11	11.2	9
A	39.8	21	16.1	13
BBB/Baa	5.7	3	5.0	4
	189.3	100	124.2	100

Rating source: Standard & Poor’s / Moody’s

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

2.	Risk management (continued)

Investment managers (continued)

The maturity bands of the Group’s bond holdings at 31 December 2007 as shown below:

	2007	2007	2006	2006
	£m	%	£m	%
Less than 1 years	33.1	17.5	11.6	9.3
1 – 2 years	59.5	31.4	73.3	59.0
2 – 3 years	80.6	42.6	31.0	25.0
3 – 4 years	7.4	3.9	0.6	0.5
4 – 5 years	—	—	0.3	0.2
Over 5 years	8.7	4.6	7.4	6.0
	189.3	100.0	124.2	100.0

Liquidity risk

The Group is exposed to daily calls on its available cash resources, principally from claims arising from its insurance business. Liquidity risk arises where cash may not be available to pay obligations when due.

The Group’s approach is to manage its liquidity position so that it can fund claims arising from significant catastrophic events, as modelled in its Lloyd’s realistic disaster scenario. The funds held by the Group at holding Company and syndicate level are reviewed on a regular basis to ensure sufficient liquidity is maintained to cater for these events.

		Group
Cash flow from operating activities	Note	2007	2006
		£m	£m
Cash generated from operations		90.8	16.2
Income tax paid		(1.8)	(0.2)
Net cash inflow from operating activities		89.0	16.0
Cash flows from investing activities
Dividends received		—	—
Purchase of property, plant and equipment	17	—	—
Purchase of intangible assets	16	(0.1)	—
Purchase of investments	18	(93.1)	(68.0)
Net cash used in investing activities		(93.2)	(68.0)
Cash flows from financing activities
Net proceeds from issue of ordinary share capital		3.7	29.0
Net proceeds from issue of loan stock		9.9	19.1
Repayment of borrowings		—	(7.5)
Interest expense		(2.7)	(1.6)
Dividends paid to the Company’s shareholders		(1.9)	—
Net cash used in financing activities		9.0	39.0
Net (decrease)/increase in cash and cash equivalents		4.8	(13.0)
Cash and cash equivalents at 1 January		32.4	45.4
Cash and cash equivalents at 31 December	20	37.2	32.4

Heritage Underwriting Agency plc

2.	Risk management (continued)

Currency risk

The Group’s main exposure to foreign currency risk arises from insurance business originating overseas, primarily denominated in US dollars. Transactions denominated in US dollars form a significant part of the Group’s operations. This risk is, in part, mitigated by the Group maintaining financial assets denominated in US dollars against its major insurance liabilities.

The sterling equivalent of all assets and liabilities held by the Group designated in US dollars at the year-end are as follows:

	2007	2006
	£m	£m
Reinsurance assets	18.2	6.0
Financial investments	81.5	44.4
Insurance receivable	58.1	7.7
Cash and cash equivalents	6.0	1.1
Insurance liabilities including provisions	(113.0)	(57.9)
Trade and other payable	(20.1)	3.6
Surplus	30.7	4.9

The Group also has exposure to foreign currency borrowings made by the Group. These borrowings are hedged into sterling by maintaining matching deposits in the same currency as the borrowings.

Foreign exchange exposure and forward contracts

The Worldwide underwriting unit has entered into forward exchange contracts to hedge into sterling the dollar losses and profits of the 2005 and 2006 underwriting years of account. At 31 December 2007 the fair value of these contracts were £0.1m loss (2006: £0.1m loss). These contracts are due to mature on the 15 July 2008 and the 21 December 2008. The losses generated to date on these contracts have been included within expenses incurred for insurance activities. The Group’s policy is to hedge into sterling foreign exchange profits and losses from underwriting activities as each year of account develops between 12 months and 36 months, the closure date, and it enters into a mixture of spot deals and forward foreign exchange contracts in order to achieve this aim.

Interest rate risk

The Group’s main exposure to fluctuation in interest rates arises in its effect on the value of funds invested in bonds. In order to mitigate this risk, the Board, together with its external investment managers, attempt to anticipate any future interest rate movement and to take appropriate action to mitigate its affect on the value of investments held.

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

2.	Risk management (continued)

Annual venture risk

Under the Lloyd’s annual venture regime, the Group has to show annually that it has enough support to carry on underwriting through its managed syndicates. To mitigate the risk that the Group will not have sufficient backing to continue to trade, the Group has adopted a policy of diversifying its capital base, as well as using its own funds to support the syndicates underwriting.

In order to understand the Group’s exposure to this risk, the table below shows the capital backing of the Group’s managed underwriting units.

	31 December 2007			31 December 2006
	Worldwide Property unit	Non US Liability unit	Total	Worldwide Property unit	Worldwide Property quota share	Non US Liability unit	Total
	£m	£m	£m	£m	£m	£m	£m
Individuals	49.9	21.4	71.3	77.3	—	21.7	99.0
Quota share insurers	86.5	18.5	105.0	43.0	—	15.0	58.0
A shareholders	—	—	—	7.6	—	—	7.6
Ordinary shareholders	123.6	15.1	138.7	52.0	35.0	13.3	100.3
	260.0	55.0	315.0	179.9	35.0	50.0	264.9

	31 December 2007			31 December 2006
	Worldwide Property unit	Non US Liability unit	Total	Worldwide Property unit	Worldwide Property quota share	Non US Liability unit	Total
	%	%	%	%	%	%	%
Individuals	19	39	23	43	—	43	38
Quota share insurers	33	34	33	24	—	30	22
A shareholders	—	—	—	4	—	—	3
Ordinary shareholders	48	27	44	29	100	27	37
	100	100	100	100	100	100	100

The Group’s underwriting participation on the 2008 year of account is 54%.

Operational risk

Much of the effect of the Group’s exposure to operational risks is reflected in the various other risk headings above, and is mitigated and managed through the exercise of the management controls and actions described above. The main additional exposures are in relation to business continuity, i.e. the risk that the ability of the group to continue in business will be affected by events not reflected under other headings, for example the impact of terrorist activity, and in the management of relationships and arrangements with key individuals. In relation to the former, the Group maintains a Business Continuity Plan (BCP) which sets out the main anticipated risks, including those relating to the robustness and sustainability of IT infrastructure and business applications, and the arrangements to mitigate those risks. The BCP is monitored and updated regularly. In relation to the latter, the Group has established arrangements designed to achieve an appropriate commonality of interest between the Group and the individuals concerned, and these arrangements are reviewed periodically. In addition, the Group seeks to maintain a sufficient personnel resource with appropriate experience and expertise to reduce the dependence on any one individual as far as is practicably possible.

Heritage Underwriting Agency plc

3.	Segmental information

The Group’s underwriting activities split by class of business in relation to stakeholders are as follows:

	Ordinary shareholders
Year ended 31 December 2007	Worldwide Property unit	Non US Liability unit	Run off unit	HUA corporate	Ordinary shareholders total	A shareholders	Quota share insurers	Total
	£m	£m	£m	£m	£m	£m	£m	£m
United States of America	81.6	—	(0.1)	—	81.5	0.5	53.2	135.2
Europe	8.4	3.4	—	—	11.8	—	9.6	21.4
United Kingdom	8.8	5.3	—	—	14.1	—	12.2	26.3
Worldwide	4.0	0.1	—	—	4.1	—	2.7	6.8
Other	57.7	6.1	—	—	63.8	0.7	43.6	108.1
Gross premium written	160.5	14.9	(0.1)	—	175.3	1.2	121.3	297.8
Gross premium earned	134.9	14.7	(0.1)	—	149.5	7.4	107.1	264.0
Gross claims incurred	(64.1)	(7.3)	(0.5)	(4.8)	(76.7)	(2.9)	(50.1)	(129.7)
Net operating expenses	(46.1)	(4.5)	—	(0.1)	(50.7)	(2.6)	—	(53.3)
Reinsurance balances	(6.9)	(1.3)	0.2	(0.5)	(8.5)	(0.4)	(57.0)	(65.9)
Underwriting result	17.8	1.6	(0.4)	(5.4)	13.6	1.5	—	15.1

Investment return from underwriting	4.9	0.8	0.1	—	5.8	1.1	—	6.9
Investment return from group activities	—	—	—	4.4	4.4	—	—	4.4
Other income	—	—	—	9.2	9.2	—	—	9.2
Other operating expenses	—	—	—	(7.0)	(7.0)	—	—	(7.0)
Finance costs	—	—	—	(2.7)	(2.7)	(2.6)	—	(5.3)
Profit before tax	22.7	2.4	(0.3)	(1.5)	23.3	—	—	23.3
Assets
Assets attributable to business segments	197.1	33.4	2.2	—	232.7	13.7	258.6	505.0
Assets unallocated to business segments	—	—	—	117.0	117.0	—	—	117.0
Total assets	197.1	33.4	2.2	117.0	349.7	13.7	258.6	622.0

Liabilities
Liabilities attributable to business segments	174.8	31.0	5.4	—	211.2	13.7	258.6	483.5
Liabilities unallocated to business segments	—	—	—	61.3	61.3	—	—	61.3
Total liabilities	174.8	31.0	5.4	61.3	272.5	13.7	258.6	554.8
Total net assets	22.3	2.4	(3.2)	55.7	77.2	—	—	77.2

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

3.	Segmental information (continued)

	Ordinary shareholders
Year ended 31 December 2006	Worldwide Property unit	Non US Liability unit	Run off unit	HUA corporate	Ordinary shareholders total	A shareholders	Quota share insurers	Total
	£m	£m	£m	£m	£m	£m	£m	£m
United States of America	53.4	—	0.3	—	53.7	7.2	39.3	100.2
Europe	6.4	2.7	0.1	—	9.2	1.0	8.1	18.3
United Kingdom	4.7	4.9	(0.1)	—	9.5	0.6	9.5	19.6
Worldwide	0.5	—	—	—	0.5	0.1	0.4	1.0
Other	31.9	5.8	0.3	—	38.0	4.7	33.4	76.1
Gross premium written	96.9	13.4	0.6	—	110.9	13.6	90.7	215.2
Gross premium earned	76.1	10.6	0.3	—	87.0	12.8	69.0	168.8
Gross claims incurred	(36.6)	(6.5)	(0.3)	—	(43.4)	(6.6)	(30.6)	(80.6)
Net operating expenses	(24.2)	(3.5)	(0.2)	(0.2)	(28.1)	(3.9)	—	(32.0)
Reinsurance balances	(7.9)	(0.1)	—	—	(8.1)	(1.0)	(38.4)	(47.4)
Underwriting result	7.4	0.5	(0.2)	(0.2)	7.5	1.3	—	8.8
Investment return from underwriting	1.6	0.2	—	—	1.8	0.4	—	2.2
Investment return from group activities	—	—	—	2.2	2.2	—	—	2.2
Other income	—	—	—	3.7	3.7	—	—	3.7
Other operating expenses	—	—	—	(3.3)	(3.3)	(0.1)	—	(3.4)
Finance costs	—	—	—	(1.6)	(1.6)	(1.6)	—	(3.2)
Profit before tax	9.0	0.7	(0.2)	0.8	10.3	—	—	10.3
Assets
Assets attributable to business segments	86.9	18.6	3.0	—	108.5	17.0	234.4	359.9
Assets unallocated to business segments	—	—	—	94.0	94.0	—	—	94.0
Total assets	86.9	18.6	3.0	94.0	202.5	17.0	234.4	453.9
Liabilities
Liabilities attributable to business segments	84.8	18.7	4.4	—	107.9	17.0	234.4	359.3
Liabilities unallocated to business segments	—	—	—	36.5	36.5	—	—	36.5
Total liabilities	84.8	18.7	4.4	36.5	144.4	17.0	234.4	395.8
Total net assets	2.1	(0.1)	(1.4)	57.2	58.1	—	—	58.1

Heritage Underwriting Agency plc

3.	Segmental information (continued)

The Group’s pre-tax profit analysed by stakeholders is as follows:

Year ended 31 December 2007	Underwriting units	Corporate	Ordinary shareholders total	A shareholders	Quota share insurers	Total
	£m	£m	£m	£m	£m	£m
Gross premiums written	175.3	—	175.3	1.2	121.3	297.8
Written premium ceded to reinsurers	(18.3)	(0.5)	(18.8)	(0.2)	(121.3)	(140.3)
Net premiums	157.0	(0.5)	156.5	1.0	—	157.5
Change in gross provision for unearned premiums	(25.8)	—	(25.8)	6.2	(14.2)	(33.8)
Reinsurers’ share of change in the provision for unearned premiums	4.3	—	4.3	(0.4)	14.2	18.1
Net earned premium revenue	135.5	(0.5)	135.0	6.8	—	141.8

Net investment income	5.8	4.4	10.2	0.8	—	11.1
Other operating income	—	9.2	9.2	0.3	—	9.5
	5.8	13.6	19.4	1.1	—	20.6
Net income	141.3	13.1	154.4	7.9	—	162.3

Gross claims paid	(38.0)	—	(38.0)	(5.4)	(26.1)	(69.5)
Reinsurers’ share of gross claims paid	2.5	—	2.5	0.4	26.1	29.0
Claims paid, net of reinsurance	(35.5)	—	(35.5)	(5.0)	—	(40.5)
Movement in gross technical provision	(33.9)	(4.8)	(38.7)	2.5	(24.0)	(60.3)
Movement in reinsurers’ share of technical provision	3.5	—	3.5	(0.2)	24.0	27.3
Net change in provision for claims	(30.4)	(4.8)	(35.2)	2.3	—	(33.0)
Net insurance claims	(65.9)	(4.8)	(70.7)	(2.7)	—	(73.4)
Expenses incurred in insurance activities	(50.6)	(0.1)	(50.7)	(2.6)	—	(53.3)
Other operating expenses	—	(7.0)	(7.0)	—	—	(7.0)
Expenses	(50.6)	(7.2)	(57.7)	(2.6)	—	(60.4)
Result of operating activities	24.8	1.2	26.0	2.6	—	28.7
Finance costs	—	(2.7)	(2.7)	(2.6)	—	(5.3)
Profit before tax	24.8	(1.5)	23.3	—	—	23.3

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

3.	Segmental information (continued)

As at 31 December 2007	Underwriting units	Corporate	Ordinary shareholders total	A shareholders	Quota share insurers	Total
	£m	£m	£m	£m	£m	£m
Assets
Cash and cash equivalents	10.8	16.1	26.9	0.8	9.5	37.2
Financial investments at fair value through income	102.3	81.6	183.8	8.4	86.7	279.0
Reinsurance assets
– reinsurers’ share of outstanding claims:
notified outstanding claims	12.7	—	12.7	1.3	5.5	19.5
IBNR	8.4	—	8.4	0.3	7.8	16.5
– reinsurers’ share of unearned premiums	8.2	—	8.2	—	6.3	14.5
Other receivables, including insurance receivables
– debtors arising from direct insurance operations	29.4	2.8	32.2	0.1	23.8	56.1
– debtors arising from reinsurance operations	6.4	—	6.4	0.4	91.1	97.9
– loans and receivables	54.5	13.8	68.3	2.4	27.9	98.6
Current income tax assets	—	1.0	1.0	—	—	1.0
Deferred income tax asset	—	1.4	1.4	—	—	1.4
Plant and equipment	—	0.1	0.1	—	—	0.1
Intangible assets	—	0.2	0.2	—	—	0.2
Total assets	232.7	117.0	349.7	13.7	258.6	622.0
Shareholders’ equity
Share capital	—	7.8	7.8	—	—	7.8
Share premium	—	47.1	47.1	—	—	47.1
Share option reserve	—	1.0	1.0	—	—	1.0
Retained earnings	21.5	(0.2)	21.3	—	—	21.3
Total shareholders’ equity	21.5	55.7	77.2	—	—	77.2
Liabilities
Insurance contracts
– claims outstanding:
notified outstanding claims	61.8	—	61.8	6.4	41.3	109.5
IBNR	46.6	4.8	51.4	2.0	38.9	92.3
– unearned premiums	73.9	—	73.9	1.0	56.1	131.0
Trade and other payables
– creditors arising from insurance operations	8.0	—	8.0	—	—	8.0
– creditors arising from reinsurance operations	10.6	—	10.6	0.7	104.6	115.9
– other trade and other payables	3.1	18.7	21.8	3.6	17.7	43.1
Current income tax liabilities	—	1.8	1.8	—	—	1.8
Financial liabilities
– floating rate loan stock	—	34.8	34.8	—	—	34.8
– preference shares	—	—	—	—	—	—
Deferred income tax liability	7.2	1.2	8.4	—	—	8.4
Total liabilities	211.2	61.3	272.5	13.7	258.6	544.8
Total liabilities and shareholders’ funds	232.7	117.0	349.7	13.7	258.6	622.0

Heritage Underwriting Agency plc

3.	Segmental information (continued)

The Group’s pre-tax profit analysed by stakeholders is as follows:

Year ended 31 December 2006	Underwriting units	Corporate	Ordinary shareholders total	A shareholders	Quota share insurers	Total
	£m	£m	£m	£m	£m	£m
Gross premiums written	110.9	—	110.9	13.6	90.7	215.2
Written premium ceded to reinsurers	(13.8)	—	(13.8)	(1.6)	(90.7)	(106.1)
Net premiums	97.1	—	97.1	12.0	—	109.1
Change in gross provision for unearned premiums	(23.9)	—	(23.9)	(0.8)	(21.7)	(46.4)
Reinsurers’ share of change in the provision for unearned premiums	1.9	—	1.9	0.1	21.7	23.7
Net earned premium revenue	75.1	—	75.1	11.3	—	86.4

Net investment income	1.8	2.2	4.0	0.4	—	4.4
Other operating income	—	3.7	3.7	—	—	3.7
	1.8	5.9	7.7	0.4	—	8.1
Net income	76.9	5.9	82.8	11.7	—	94.5

Gross claims paid	(32.3)	—	(32.3)	(8.6)	(48.3)	(89.2)
Reinsurers’ share of gross claims paid	7.9	—	7.9	2.2	48.3	58.4
Claims paid, net of reinsurance	(24.4)	—	(24.4)	(6.4)	—	(30.8)
Movement in gross technical provision	(11.1)	—	(11.1)	2.0	17.7	8.6
Movement in reinsurers’ share of technical provision	(4.0)	—	(4.0)	(1.7)	(17.7)	(23.4)
Net change in provision for claims	(15.1)	—	(15.1)	0.3	—	(14.8)
Net insurance claims	(39.5)	—	(39.5)	(6.1)	—	(45.6)
Expenses incurred in insurance activities	(27.9)	(0.2)	(28.1)	(3.9)	—	(32.0)
Other operating expenses	—	(3.3)	(3.3)	(0.1)	—	(3.4)
Expenses	(27.9)	(3.5)	(31.4)	(4.0)	—	(35.4)
Result of operating activities	9.5	2.4	11.9	1.6	—	13.5
Finance costs	—	(1.6)	(1.6)	(1.6)	—	(3.2)
Profit before tax	9.5	0.8	10.3	—	—	10.3

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

3.	Segmental information (continued)

As at 31 December 2006	Underwriting units	Corporate	Ordinary shareholders total	A shareholders	Quota share insurers	Total
	£m	£m	£m	£m	£m	£m
Assets
Cash and cash equivalents	3.5	21.9	25.4	0.4	6.6	32.4
Financial investments at fair value through income	52.9	59.6	112.5	9.3	64.3	186.1
Reinsurance assets
– reinsurers’ share of outstanding claims:
notified outstanding claims	1.3	—	1.3	1.0	8.1	10.4
IBNR	3.1	—	3.1	0.1	6.2	9.5
– reinsurers’ share of unearned premiums	3.8	—	3.8	0.5	3.6	7.9
Other receivables, including insurance receivables
– debtors arising from direct insurance operations	20.5	—	20.5	2.7	18.4	41.6
– debtors arising from reinsurance operations	2.8	—	2.8	0.3	106.3	109.4
– loans and receivables	20.6	12.1	32.7	2.7	20.9	56.3
Current income tax assets	—	—	—	—	—	—
Deferred income tax asset	—	0.2	0.2	—	—	0.2
Plant and equipment	—	0.1	0.1	—	—	0.1
Intangible assets	—	0.1	0.1	—	—	0.1
Total assets	108.5	94.0	202.5	17.0	234.4	453.9
Shareholders’ equity
Share capital	—	7.4	7.4	—	—	7.4
Share premium	—	43.8	43.8	—	—	43.8
Share option reserve	—	0.7	0.7	—	—	0.7
Retained earnings	0.6	5.6	6.2	—	—	6.2
Total shareholders’ equity	0.6	57.5	58.1	—	—	58.1
Liabilities
Insurance contracts
– claims outstanding:	27.7	—	27.7	7.0	42.7	77.4
notified outstanding claims	23.7	—	23.7	2.0	26.8	52.5
IBNR	—	—	—	—	—	—
– unearned premiums	48.6	—	48.7	7.0	40.8	96.4
Trade and other payables
– creditors arising from insurance operations	2.3	—	2.3	0.6	2.4	5.3
– creditors arising from reinsurance operations	2.9	—	2.9	0.3	116.8	120.7
– other trade and other payables	2.7	9.8	12.5	0.1	4.9	17.5
Current income tax liabilities	—	1.9	1.9	—	—	1.9
Financial liabilities
– floating rate loan stock	—	23.6	23.6	—	—	23.6
– preference shares	—	—	—	—	—
Deferred income tax liability	—	1.2	1.2	—	—	1.2
Total liabilities	107.9	36.5	144.4	17.0	234.4	395.8
Total liabilities and shareholders’ funds	108.5	94.0	202.5	17.0	232.4	453.9

Heritage Underwriting Agency plc

4.	Group owned net assets

The consolidated balance sheet includes the following assets and liabilities held by the Underwriting units on which the Group participates. These assets are subject to trust deeds for the benefit of the relevant underwriting units’ insurance creditors. The table below illustrates the split of the group consolidated balance sheet between syndicate and group owned assets and liabilities.

		2007			2006
	Note	Underwriting units	Group	Total	Underwriting units	Group	Total
		£m	£m	£m	£m	£m	£m
Assets
Cash and cash equivalents	20	21.1	16.1	37.2	10.5	21.9	32.4
Financial investments at fair value through income	18	197.4	81.6	279.0	126.5	59.6	186.1
Reinsurance assets
– reinsurers’ share of outstanding claims	24	36.0	—	36.0	19.8	—	19.8
– reinsurers’ share of unearned premiums	24	14.5	—	14.5	7.9	—	7.9
Other receivables, including insurance receivables
– debtors arising from reinsurance operations	24	97.9	—	97.9	109.4	—	109.4
– debtors arising from direct insurance operations	19	53.3	2.8	56.1	41.6	—	41.6
– loans and receivables	19	84.8	13.8	98.6	44.2	12.1	56.3
Current income tax assets	21	—	1.0	1.0	—	—	—
Deferred income tax asset	25	—	1.4	1.4	—	0.2	0.2
Plant and equipment	17	—	0.1	0.1	—	0.1	0.1
Intangible assets	16	—	0.2	0.2	—	0.1	0.1
Total assets		505.0	117.0	622.0	359.9	94.0	453.9
Shareholders’ equity
Share capital	26	—	7.8	7.8	—	7.4	7.4
Share premium		—	47.1	47.1	—	43.8	43.8
Share option reserve	27	—	1.0	1.0	—	0.7	0.7
Retained earnings		21.5	(0.2)	21.3	0.6	5.6	6.2
Total shareholders’ equity		21.5	55.7	77.2	0.6	57.5	58.1
Liabilities
Insurance contracts
– claims outstanding	24	197.0	4.8	201.8	129.9	—	129.9
– unearned premiums	24	131.0	—	131.0	96.4	—	96.4
Trade and other payables
– creditors arising from insurance operations	24	8.0	—	8.0	125.3	—	125.3
– creditors arising from reinsurance operations	22	115.9	—	115.9	—	—	—
– other trade and other payables	22	24.4	18.7	43.1	7.7	9.8	17.5
Current income tax liabilities	21	—	1.8	1.8	—	1.9	1.9
Financial liabilities
– floating rate loan stock	23	—	34.8	34.8	—	23.6	23.6
– preference shares	23	—	—	—	—	—	—
Deferred income tax liability	25	7.2	1.2	8.4	—	1.2	1.2
Total liabilities		483.5	61.3	544.8	359.3	36.5	395.8
Total liabilities and shareholders’ funds		505.0	117.0	622.0	359.9	94.0	453.9

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

5.	Net earned premium revenue

	2007	2006
	£m	£m
Insurance contracts premium
Gross premiums written	297.8	215.2
Change in unearned premium provision	(33.8)	(46.4)
Gross premium earned	264.0	168.8
Reinsurance premium ceded
Reinsurance premium payable	(140.3)	(106.1)
Change in unearned reinsurance premium provision	18.1	23.7
	(122.2)	(82.4)
Net earned premium revenue	141.8	86.4

6.	Net investment income

	2007	2006
	£m	£m
Investment income at fair value through income statement	9.3	4.6
Realised gains/(losses) on financial investments at fair value through income statement	—	—
Unrealised (losses)/gains on financial investments at fair value through income statement	1.8	(0.1)
Investment management expenses	(0.1)	(0.1)
	11.0	4.4

7.	Other income

	2007	2006
	£m	£m
Lloyd’s underwriting agent fees	1.8	1.4
Lloyd’s underwriting profit commission	7.2	1.6
Charge to syndicates for the use of assets	—	—
Other	0.5	0.6
	9.5	3.6

Fees and profit commission arise principally in the United Kingdom, from business underwritten at Lloyd’s on behalf of members resident in the United Kingdom and overseas.

Heritage Underwriting Agency plc

8.	Insurance claims and loss adjustment expenses

	2007	2006
	£m	£m
Gross
Gross paid claims	(69.5)	(89.2)
Change in provision for claims gross	(60.2)	8.6
	(129.7)	(80.6)
Reinsurance
Reinsurance share of gross paid claims	29.0	58.4
Reinsurance share of change in provision for gross claims	27.3	(23.4)
	56.3	35.0
Net insurance claims and loss adjustment expenses	(73.4)	(45.6)

9.	Expenses incurred in insurance activities

	2007	2006
	£m	£m
Syndicate operating expenses	6.3	4.8
Members’ personal expenses on Lloyd’s syndicates	3.2	2.6
Commissions and brokerage	46.4	23.4
Profit/(loss) on exchange	(2.6)	0.9
Recovery of underwriting losses	—	0.3
	53.3	32.0

10.	Other operating expenses

	2007	2006
	£m	£m
Employee expenses, excluding employee incentives	1.4	1.9
Employee incentives	3.4	0.5
Legal and professional	1.5	0.8
Other administrative expenses	0.6	0.3
Group exchange gains/(losses)	0.1	(0.1)
	7.0	3.4

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

11.	Financing costs

	2007	2006
	£m	£m
Loan stock
Floating rate US$ loan stock due 2034	0.3	0.4
Floating rate Euro loan stock due 2035	0.7	0.6
Floating rate US$ loan stock due 2036	0.5	0.1
Floating rate Euro loan stock due 2036	0.6	0.1
Floating rate Euro loan stock due 2037	0.4	—

Short term loan	—	0.3
Other finance costs	0.2	0.1
	2.7	1.6
Financing costs payable to A shareholders:
Within 12 months	1.9	0.3
After 12 months	0.7	1.3
	2.6	1.6
	5.3	3.2
Profit before tax attributable to A shareholders	2.6	1.6
Tax attributable to A shareholder profit	(0.8)	(0.6)
Financing debt due to A shareholders	1.8	1.0

As the whole of the profit before tax attributable to A shareholders is shown as a financing cost, the associated tax has been treated similarly and is not part of the tax suffered by the Group and attributable to ordinary shareholders.

12.	Profit on ordinary activities before taxation

	2007	2006
	£m	£m
Profit on ordinary activities before taxation is stated after charging:
Employee benefits expense (note 29)	4.8	2.4
Auditors’ remuneration:
For audit work parent and subsidiary companies	0.1	0.1
For other services	—	—
Depreciation of fixed assets	—	—
Operating lease rentals	0.4	0.5
Equity settled share based payment transactions	0.3	0.3

Heritage Underwriting Agency plc

13.	Tax

	2007	2006
	£m	£m
Analysis of charge in year
Current income tax
Current year	0.2	0.9
Prior year	0.1	0.1
US federal tax	—	0.1
	0.3	1.1
Deferred income tax (note 25)	5.5	2.1
Deferred income tax prior year	0.5	(0.1)
Taxation on profit on ordinary activities	6.3	3.1
Factors affecting tax charge for the year
The tax for the year is lower (2006: lower) than the standard rate of corporation tax in the UK (30%)
The differences are explained below:

Profit on ordinary activities before tax	23.3	10.3

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 30%	7.0	3.1
Expenses not deductible for tax purposes	—	(0.1)
Preference shares finance costs not subject to tax	—	—
Timing differences on underwriting result	(6.7)	(2.2)
Prior year adjustment	0.1	0.1
Irrecoverable overseas tax	—	0.1
Other timing differences	(0.1)	0.1
Current income tax charge for the period	0.3	1.1

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

14.	Earnings per share

Basic earnings per share is calculated by dividing the earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year.

For diluted earnings per share, the weighted average number of ordinary shares in issue is adjusted to assume conversion of all dilutive potential ordinary shares. The Group has two categories of dilutive potential ordinary shares: share options granted to Directors and senior management and 5m warrants exercisable at anytime up to June 2009 at 75p issued in July 2006 to KBC Peel Hunt in conjunction with a £7.5m loan note and which was repaid in November 2006. The dilutive effect has increased because of the dilutive shares, the warrants and the 2006 share option grants were both made in 2006 at 75p.

For the purposes of the fully diluted earnings per share calculation the fair value of an ordinary share is 106p based on the average of the daily share price in 2007.

Earnings per share have been calculated in accordance with IAS 33.

Reconciliations of the earnings and weighted average number of shares used in the calculations are set out below.

	2007		2006
	£m		£m
Profit for the year	17.0		7.2
Weighted average number of shares in issue	74.6		41.8
Dilutive shares	3.2		0.7
Adjusted average number of shares in issue	77.8		42.5
Basic earnings per share	22.7	p	17.2	p
Diluted earnings per share	21.8	p	16.9	p

Basic and tangible net assets per share are as follows:
Net assets	77.2		58.1
Less: Adjustment for intangible assets	(0.2)		(0.1)
Tangible net assets	77.0		58.0
Dilution from options	4.2		4.6
Dilution from warrants	3.8		3.8
Diluted net tangible assets	85.0		66.4
Number of shares in issue at end of the year	77.7		73.9
Adjustment for share options	5.8		6.5
Adjustment for warrants	5.0		5.0
Basic fully diluted number of shares after adjustment	88.5		85.4
Net asset per share basic	99.4	p	78.6	p
Net asset per share diluted	96.3	p	77.8	p
Net tangible assets per share basic	99.1	p	78.5	p
Net tangible assets per share diluted	96.1	p	77.7	p

Heritage Underwriting Agency plc

15.	Dividends

A final proposed dividend of 6.0p per ordinary share amounting to £4.7m payable in cash was approved by the Board on 10 March 2008 and has therefore not been included as a liability as at 31 December 2007.

	2007	2006
	£m	£m
Final dividend for the year ended:
31 December 2006 of 2.5p per ordinary share	1.9	—

The dividend for 2006 was paid in a combination of cash and drip dividend shares.

	2007	2006
	£m	£m
Cash	1.9	—
Drip dividend	—	—
	1.9	—

16.	Intangible assets

Group	2007	2006
	£m	£m
As at 1 January	0.1	0.1
Additions	0.1	—
Amortisation	—	—
As at 31 December	0.2	0.1

The amount included in intangible assets above represents application fees paid to Lloyd’s on the Worldwide Property and Non US Liability underwriting units. In addition in September 2007 we purchased £2.5m of capacity on our Worldwide Property unit at a price of 5.1p per £1 of syndicate capacity.

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

17.	Plant and equipment

Group	Computer equipment	Office equipment	Total
	£m	£m	£m
Cost
At 1 January / 31 December 2007	0.3	0.1	0.4
Depreciation
At 1 January 2007	0.3	—	0.3
Charge for the year	—	—	—
At 31 December 2007	0.3	—	0.3
Net book value
At 31 December 2007	—	0.1	0.1
At 31 December 2006	—	0.1	0.1

All of the tangible fixed assets of the Group are held by a subsidiary undertaking. As at 31 December 2007, the Group had no capital commitments (2006: £Nil).

18.	Financial investments

	Group		Company
	2007	2006	2007	2006
	£m	£m	£m	£m
Shares in subsidiary undertakings	—	—	0.4	0.4
Participation in investment pools – hedge funds	4.1	0.1	4.1	0.1
Funds at Lloyd’s	77.5	59.6	77.5	59.6
Less convertible loan stock	—	—	—	—
Total – held directly	81.6	59.7	82.0	60.1
Held by underwriting units	197.4	126.4	—	—
	279.0	186.1	82.0	60.1

Heritage Underwriting Agency plc

18.	Financial investments (continued)

Shares in subsidiary undertakings and other investments

	Group 2007 Total	Group 2006 Total	Company 2007 Total	Company 2006 Total
	£m	£m	£m	£m
Cost
Heritage Group Investments Limited	—	—	0.4	0.4
Heritage Managing Agency Limited	—	—	—	—
Heritage Group Services Limited	—	—	—	—
Heritage Direct Limited	—	—	—	—
Prime Holdings Inc.	0.1	0.1	0.1	0.1
Heritage (No. 604) Limited	—	—	—	—
Heritage (No. 606) Limited	—	—	—	—
Heritage (No. 616) Limited	—	—	—	—
Heritage (No. 617) Limited	—	—	—	—
Heritage (No. 703) Limited	—	—	—	—
Heritage (No. 704) Limited	—	—	—	—
At 31 December	0.1	0.1	0.5	0.5

The Company was interested in the following principal subsidiaries at 31 December 2007 which are registered in England and Wales.

	Principle Activity	Class of Shares		Held by the Company	Held through Subsidiaries
Heritage Group Investments Limited	Intermediary Holding Company	B Ordinary	*	100%	—
Heritage Managing Agency Limited	Lloyd’s Managing Agents	Ordinary		—	100%
Heritage Group Services Limited	Service Company	Ordinary	*	100%	—
Heritage Direct Limited	Lloyd’s Service Company	Ordinary		—	100%
Heritage (No. 604) Limited	Corporate Capital Vehicle	Ordinary	*	100%	—
Heritage (No. 607) Limited	Corporate Capital Vehicle	Ordinary	*	100%	—
Heritage (No. 616) Limited	Corporate Capital Vehicle	Ordinary	*	100%	—
Heritage (No. 617) Limited	Corporate Capital Vehicle	Ordinary	*	100%	—
Heritage (No. 703) Limited	Corporate Capital Vehicle	Ordinary	*	100%	—
Heritage (No. 704) Limited	Corporate Capital Vehicle	Ordinary	*	100%	—

*	These are all held directly; all other holdings are holdings held via Heritage Group Investments Limited.

In order to comply with the 1982 Lloyd’s Act, the Company transferred its interest in Heritage Managing Agency Limited to Heritage Group Investments Limited. Heritage Group Investments Limited has two classes of shares.

The A shares control the voting rights and are currently held by J Gill, the Compliance Officer of the Group. The B shares are entitled to all the economic interest in Heritage Managing Agency Limited. In accordance with IAS8 “Accounting policies changes in accounting estimates and errors”, the investment in Heritage Group Investment Ltd has been accounted for in accordance with its substance and economic reality rather than its legal form. Accordingly, in these financial statements this investment is accounted for as a subsidiary undertaking. Further details are shown in note 28.

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

18.	Financial investments (continued)

Funds at Lloyd’s

The Group has transferred funds to be held by Lloyd’s to support the underwriting activities of the Group’s dedicated corporate members.

Group	Source of funds	Cash 2007	LOC 2007	Cash 2006	LOC 2006
		£m	£m	£m	£m
Heritage (No. 604) Limited	Heritage Underwriting Agency plc	70.3	—	52.9	—
Heritage (No. 607) Limited	Third Party	—	18.4	—	16.0
Heritage (No. 616) Limited	Heritage Underwriting Agency plc	7.2	—	6.7	—
Heritage (No. 617) Limited	Third Party	—	5.9	—	23.3
Heritage (No. 703) Limited	Third Party	—	10.2	—	11.1
Heritage (No. 704) Limited	Third Party	—	23.0	—	27.5
		77.5	57.5	59.6	77.9

Group	Source of funds	Cash 2007	LOC 2007	Cash 2006	LOC 2006
		£m	£m	£m	£m
Heritage (No. 604) Limited	Heritage Underwriting Agency plc	70.3	—	52.9	—
Heritage (No. 607) Limited	Third Party	—	—	—	—
Heritage (No. 616) Limited	Heritage Underwriting Agency plc	7.2	—	6.7	—
Heritage (No. 617) Limited	Third Party	—	—	—	—
Heritage (No. 703) Limited	Third Party	—	—	—	—
Heritage (No. 704) Limited	Third Party	—	—	—	—
		77.5	—	59.6	—

The above cash supports the underwriting of Heritage (No. 604) Limited and Heritage (No. 616) Limited and will be held by Lloyd’s until the underwriting liabilities of these companies are extinguished.

The Letters of Credit (LOC’s) above are lodged with Lloyd’s under a third party property deed on behalf of each corporate member: Heritage (No. 607) Limited, Heritage (No. 617) Limited, Heritage (No. 703) Limited and Heritage (No. 704) Limited. LOCs have been lodged as part of the terms of whole account quota share reinsurance contracts entered into by those companies.

The assets supporting Heritage (616) Limited became the assets of HUA on 1 August 2006 when the A loan stock having been fully paid up, was converted into ordinary shares of HUA.

LOC’s supporting the Quota Share reinsurers total £57.5m (2006: £77.9m) and third party deposits total £nil (2006: £nil). Since these LOC’s are held as third party deposits by Lloyd’s, they have not been included in the assets of the Group or parent company.

Heritage Underwriting Agency plc

19.	Other receivables, including insurance receivables

	Group		Company
	2007	2006	2007	2006
	£m	£m	£m	£m
Debtors arising from direct insurance operations	56.1	41.6	—	—
Debtors arising from reinsurance operations	97.9	109.4	—	—
Insurance receivables	154.0	151.0	—	—
Amounts owed by group undertakings	—	—	2.7	2.6
Subordinated loan to subsidiary undertaking	—	—	0.3	0.3
Amounts owed by managed syndicates	4.5	0.6	—	—
Other debtors	6.0	11.4	0.6	—
Underwriting units other debtors	80.3	14.9	—	—
Prepayments and accrued income	6.8	27.9	2.3	2.0
Trade debtors	1.0	1.5	—	—
	98.6	56.3	5.9	4.9
	252.6	207.3	5.9	4.9

The subordinated loan is due from Heritage Managing Agency Limited, a wholly owned subsidiary of Heritage Underwriting Agency plc. The purpose of the loan was to enable Heritage Managing Agency Limited to meet its Lloyd’s solvency requirements.

20.	Cash and cash equivalents

	Group		Company
	2007	2006	2007	2006
	£m	£m	£m	£m
Cash in bank and at hand	5.2	32.4	0.4	18.1
Short term deposit accounts	32.0	—	13.5	—
	37.2	32.4	13.9	18.1

Short term deposits were fixed in November 2007 for three months.

21.	Current income tax

	Group		Company
	2007	2006	2007	2006
	£m	£m	£m	£m
Current tax assets	1.0	—	0.2	0.1
Current tax liabilities	1.8	1.9	—	—

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

22.	Trade and other payables

	Group		Company
	2007	2006	2007	2006
	£m	£m	£m	£m
Creditors arising from direct insurance operations	8.0	5.3	—	—
Creditors arising from reinsurance operations	115.9	120.0	—	—
Insurance payables	123.9	125.3	—	—
Amounts owed to group undertakings	—	—	7.7	3.8
Amounts owed to syndicates	—	1.0	—	1.0
Other insurance creditors	24.6	7.1	—	—
Trade creditors	0.1	2.6	—	—
Other creditors	7.8	2.0	0.1	—
Preference shareholders	3.3	0.8	—	—
Accruals and deferred income	7.3	4.0	0.6	0.7
	43.1	17.5	8.4	5.5
	167.0	142.8	8.4	5.5

23.	Financial liabilities

Floating rate loan stock

					Group and Company
Start year	First optional repayment year	Maturity year	Loan stock		2007	2006
					£m	£m
2005*	2010	2034	$6.5m	$ 6 month LIBOR + 4.2%	3.3	3.3
2005	2010	2035	€12.0m	€ 3 month LIBOR + 4.0%	8.8	8.2
2006*	2011	2036	$10.0m	$ 3 month LIBOR + 4.0%	5.1	5.1
2006	2011	2036	€10.5m	€ 3 month LIBOR + 4.0%	7.7	7.0
2007	2012	2037	€13.5m	€ 3 month LIBOR + 3.9%	9.9	—
					34.8	23.6

*	Listed on the Irish Stock Exchange.

$ = US dollar

€ = Euro

Each of the above listed loan stocks have an option to repay in full on any interest payment date following the fifth anniversary of issue. In the event of winding up, the loan stock will rank in priority to distributions on all classes of share capital and will rank pari passu with each of the claims of all unsubordinated creditors.

The Dekania loan notes shown above are unsecured debt.

Heritage Underwriting Agency plc

23.	Financial liabilities (continued)

Preference shares

Group and Company	2007	2006
	£	£
Authorised
500,000 A preference shares of 10p each	50,000	50,000
Allotted, called up and fully paid
59,511 A preference shares of 10p each	5,951	5,951

The preference shares which are classified as debt under IAS 32, and do not carry any voting rights, were issued in 2002 at 10p per share. The Company undertook two share issues in July and November 2002 in order to support the Worldwide Property unit’s underwriting. Under these two issues potential investors were invited to subscribe for A shares which were linked to A1 and A2 loan stock, which was also issued by the Company at the same time. The loan stock and the corresponding linked preference shares (the A shares) are known as A units. A1 loan stock was fully paid and the Company has used these funds to support the Worldwide Property unit. The loan stocks attached to the A2 units were nil paid, but the investor had an obligation to maintain Funds at Lloyd’s supporting the Worldwide Property unit, equivalent to the nominal value of the loan stock.

On the 1 August 2006 as part of HUA’s admission to AIM the A1 and A2 loan stock holders were issued shares at 75p each to the value of their loan stock holdings in HUA.

The holders of the A1 and A2 units continue to have a right to receive as a dividend Heritage 616’s share of the profit generated by the Worldwide Property unit less appropriate expenses up to the 2006 underwriting year of account. A1 units are also entitled to the appropriate interest earned on the funds at Lloyd’s to support the Worldwide Property unit up to 1 August 2006.

Each holder of A shares is entitled to the payment of a dividend in priority to the holder of all other classes of share in the capital of the Company out of the profits available for distribution (“Preference dividend”). Any dividend payable to the holders of A Shares shall take into account any Open Year Deficiency (as defined in the Articles) of Heritage (No. 616) Limited. The Open Year Deficiency shall be determined by the Auditors acting as experts not as arbitrators and their decision shall be final and binding.

Redemption of the nominal value of the A preference shares will be made on closure of the 2006 underwriting year of account or earlier subject to agreement between the Company and the share holders.

Principal exchange rates

The principal exchange rates used in preparing these accounts are shown below:

	Average rate		Year end rate
	2007	2006	2007	2006
US dollar	2.00	1.84	1.99	1.96
Canadian dollar	2.15	2.09	1.96	2.28
Euro	1.46	1.47	1.36	1.48

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

23.	Financial liabilities (continued)

Currencies

The carrying amount of the Group’s long term financial liabilities are denominated in the following currencies:

Group and Company	2007	2006
	£m	£m
US dollar	8.4	8.4
Euro	26.4	15.2
	34.8	23.6

Fair value of non-current long term financial liabilities

	2007 Book value	2007 Fair value	2006 Book value	2006 Fair value
	£m	£m	£m	£m
Long term financial liabilities	33.0	34.8	23.8	23.6
Preference shares	—	—	—	—
	33.0	34.8	23.8	23.6

Fair values of other financial assets and financial liabilities

	2007 Book value	2007 Fair value	2006 Book value	2006 Fair value
	£m	£m	£m	£m
Preference shareholders	—	—	0.8	0.8
Liabilities arising out of direct insurance operations	8.0	8.0	5.3	5.3
Liabilities arising out of reinsurance operations	115.9	115.9	120.0	120.0
Other liabilities	43.1	43.1	17.5	17.5
Debtors arising out of direct insurance operations	56.1	56.1	41.6	41.6
Debtors arising out of reinsurance operations	97.9	97.9	109.4	109.4
Other receivables	98.6	98.6	56.3	56.3
Reinsurers’ share of technical provisions	50.5	50.5	27.7	27.7
Cash and cash equivalents	37.2	37.2	32.4	32.4

Maturity of financial liabilities

The Group’s non current liabilities mature in more than five years.

Banking facilities

The Company entered into an agreed 12 month overdraft facility with The Royal Bank of Scotland to limit of £500,000 on 17 November 2004. Interest of 1.75% over the bank’s base rate was payable on any borrowing up to the overdraft facility limit, and at 29.5% per annum for any borrowings in excess of the overdraft facility. The facility was due to expire on 19 November 2005 but was extended for an additional two months. On 23 January 2006 a new facility with the Royal Bank of Scotland was entered into up to the facility limit at 6.75% over the bank’s base rate for borrowings in excess of the overdraft facility. This facility terminated on consolidation of the Group’s and underwriting units’, banking facilities to Barclays Bank plc.

The amount outstanding at any time under this facility was secured by the bank with a floating charge over the assets of Heritage Underwriting Agency plc.

Heritage Underwriting Agency plc

24.	Insurance liabilities and reinsurance balances

	Claims reserve	Unearned premium reserves	Total
	£m	£m	£m
Insurance liabilities
At 1 January 2006	157.7	72.4	230.1
Movement in period	(39.0)	18.0	(21.0)
Exchange adjustments	11.2	6.0	17.2
At 31 December 2006	129.9	96.4	226.3
Movement in period	69.4	35.3	104.7
Exchange adjustments	2.5	(0.7)	1.8
At 31 December 2007	201.8	131.0	332.8

	Claims reserve	Unearned premium reserves	Total
	£m	£m	£m
Reinsurance assets
At 1 January 2006	40.2	5.1	45.3
Movement in period	(17.7)	3.6	(14.1)
Exchange adjustments	(2.7)	(0.8)	(3.5)
At 31 December 2006	19.8	7.9	27.7
Movement in period	15.8	6.7	22.5
Exchange adjustments	0.3	(0.1)	0.3
At 31 December 2007	36.0	14.5	50.5

Claims reserves are analysed between notified outstanding claims and incurred but not reported claims below:

	2007	2006
	£m	£m
Notified outstanding claims	109.5	77.4
Incurred but not reported claims	92.3	52.5
Insurance contract claims reserve	201.8	129.9

Claims reserve by stakeholder:
	2007	2006
	£m	£m
Ordinary shareholder	102.8	53.2
A shareholder	17.2	8.8
Quota share insurers	81.8	68.0
	201.8	129.9

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

25.	Deferred income tax

Deferred income tax is calculated in full on temporary differences under the liability method using a tax rate of 28% (2006 – 30%). The movement on the deferred tax account is shown below:

	Group		Company
	2007	2006	2007	2006
	£m	£m	£m	£m
At 1 January	1.0	(1.0)	(0.2)	—
Charge for the year	6.0	2.2	—	—
Deferred tax charge on employee benefit expense	—	(0.2)	(0.1)	(0.2)
At 31 December	7.0	1.0	(0.3)	(0.2)

Deferred income tax assets have been recognised in respect of all tax losses and other temporary differences giving rise to deferred income tax assets because it is probable that these assets will be recovered.

The movements in deferred income tax assets and liabilities (prior to the offsetting of balances within the same jurisdiction as permitted by IAS 12) during the year are shown below. Deferred tax income assets and liabilities are only offset where there is a legally enforceable right of offset and there is an intention to settle the balances net.

Deferred income tax assets	Other timing differences	Total
	£m	£m
At 1 January 2007	(0.2)	(0.2)
Charge for the year	(1.2)	(1.2)
At 31 December 2007	(1.4)	(1.4)

Deferred income tax liabilities	Other timing differences	Total
	£m	£m
At 1 January 2007	1.2	1.2
Charge for the year	7.2	7.2
At 31 December 2007	8.4	8.4

Other timing differences relates to a timing difference arising from the underwriting profits and associated costs which are subject to corporation tax in the year they are distributed.

Heritage Underwriting Agency plc

26.	Share capital

The shares of the Company are publicly traded on the Alternative Investment Market (AIM)

Group and Company	2007 Number of shares	2007	2006 Number of shares	2006
		£m		£m
Authorised
Ordinary shares of 10p each at 1 January	179,500,000	17.9	49,500,000	4.9
AIM admittance increased in authorised share capital July 2006	—	—	130,000,000	13.0
Ordinary shares of 10p each at 31 December	179,500,000	17.9	179,500,000	17.9
Allotted called up and fully paid
Ordinary shares of 10p each at 1 January	73,927,600	7.4	29,452,148	2.9
AIM admittance increase in ordinary shares	—	—	20,551,415	2.1
Loan stock conversion	—	—	7,538,037	0.8
Share issued via share options exercised	1,009,100	0.1	386,000	—
Share issue	2,757,274	0.3	16,000,000	1.6
Ordinary shares of 10p each at 31 December	77,693,974	7.8	73,927,600	7.4
Allotted, partly called up and partially paid
Ordinary share of 10p partially paid at 1 January	—	—	700,000	0.1
Paid up partially paid shares	—	—	(700,000)	(0.1)
Ordinary shares of 10p each partially paid at 31 December	—	—	—	—
Total ordinary shares in issue at 31 December	77,693,974	7.8	73,927,600	7.4

Potential issues of ordinary shares

Certain senior executives hold options to subscribe for shares in the Company at prices ranging from 50p to 75p under the share option schemes approved by shareholders in January 2002 and June 2006. Options were exercised in the year ending 31 December 2007 totalling 1,009,100 (2006: 386,000). The number of shares subject to options, the periods in which they were granted and the periods in which they may be exercised are given below:

Year and date of grant	Exercise price pence	Exercise period	2007 numbers	2006 numbers
2002 Scheme
2002 – 11 November 2002	0.50p	2005-2012	136,000	176,000
2003 – 23 March 2003	0.60p	2006-2013	150,000	154,000
2004 – 23 March 2004	0.70p	2007-2014	1,077,500	1,587,500
2004 – 30 June 2004	0.70p	2007-2014	125,000	125,000
2006 – 1 April 2005	0.70p	2008-2015	1,474,800	1,925,500
2006 Scheme
2006 – 6 July 2006	0.75p	2009-2016	2,475,861	2,513,861
2007 – 23 July 2007	1.04p	2009-2016	333,011	—

On 3 July 2006 warrants over 5m ordinary shares exercisable at 75p at any time up to 30 June 2009 were issued to KBC Peel Hunt who act as the Company’s NOMAD and stockbroker.

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

27.	Share based payments

The Executive Share Option Plan (ESOP) was introduced in November 2002. Under the ESOP the remuneration committee can grant options over shares in the Company to employees of the Company. Options are granted with a fixed exercise price equal to the market price of the shares under option at the date of grant. The contractual life of an option is ten years. Awards under the ESOP are generally reserved for employees at senior management. The Company has made annual grants each year since November 2002. Options granted under the ESOP will become exercisable on the third anniversary of the date of grant. Exercise of an option is subject to continued employment. No performance conditions were included in the fair value calculations. The fair value per option granted and the assumptions used in the calculation are as follows:

	November 2002	March 2003	March 2004	June 2004	April 2005	July 2006	July 2007
Grant date	11/11/02	23/03/03	23/03/04	30/06/04	01/04/05	06/07/06	23/07/07
Share price at grant date and exercise price	0.50p	0.60p	0.70p	0.70p	0.70p	0.75p	1.04p
Shares originally under option	526,000	154,000	1,607,500	125,000	1,950,000	2,615,861	333,011
Optional life (years)	10	10	10	10	10	10	10
Vesting period (years)	3	3	3	3	3	3	3
Expected life (years)	3	3	3	3	3	3	3
Expected compound growth rate in share price over option period	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%
Required total rate of return of a shareholder	20%	20%	20%	20%	20%	20%	20%
Fair value per option	£0.16	£0.15	£0.16	£0.18	£0.21	£0.23	£0.31

On the 23 July 2007 the remuneration committee authorised the issue of 333,011 further options over ordinary shares at 1.04p to certain executive directors, senior management and employees.

A reconciliation of option movements over the year to 31 December 2007 is shown below:

	2007 number	2007 Weighted average exercise price	2006 number	2006 Weighted average exercise price
	(’000)	(p)	(’000)	(p)
Outstanding at 1 January	6,492	71	4,373	67
Granted	333	104	2,616	75
Exercised	(1,009)	69	(386)	57
Lapsed	(44)	70	(111)	58
Outstanding at 31 December	5,772	73	6,492	71
Exercisable at 31 December	1,520	67	290	55

Heritage Underwriting Agency plc

27.	Share based payments (continued)

A charge has been made to the income statements for options granted, details of which are show in the table below:

	November 2002	March 2003	March 2004	June 2004	April 2005	July 2006	July 2007	Total
Option exercise price	0.50p	0.60p	0.70p	0.70p	0.70p	0.75p	1.04p
Opening reserve at 1 January (£)	72,155	22,677	253,935	17,895	223,334	94,881	—	684,877
Charge for year £)	—	—	23,085	3,579	111,667	189,763	16,779	344,843
Closing reserve at 31 December (£)	72,155	22,677	277,020	21,474	335,001	284,644	16,779	1,029,720

28.	Investment in Heritage Group Investments Limited

As explained in note 18, Heritage Group Investments Limited has been accounted for as a subsidiary undertaking in accordance with IAS 8 “Account policies, changes in accounting estimates and errors” in accordance with its substance and economic reality rather than its legal form. Consolidated in the group accounts are the following amounts (net of consolidation adjustments) in respect of Heritage Group Investments Limited and its subsidiary undertakings.

Income statement

	2007	2006
	£m	£m
Investment income	0.1	0.1
Other income	6.1	2.7
Operating expenses	(3.8)	(2.3)
Profit before tax	2.4	0.5
Income tax	(0.7)	(0.1)
Profit for the year	1.7	0.4

Balance sheet

	2007	2006
	£m	£m
Plant and equipment	0.1	0.1
Other receivables	6.3	3.9
Cash and cash equivalents	1.8	3.8
Trade and other payables	(4.1)	(6.9)
Reserves	—	—

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

29.	Employees and directors

Employee benefit expense for the Group during the year	2007	2006
	£m	£m
Wages and salaries	11.6	6.2
Social security costs	1.5	0.9
Pension costs	1.1	0.1
Other costs	1.1	1.1
	15.3	8.3
Less costs recharged to syndicates	(10.5)	(5.9)
Costs borne by Group	4.8	2.4

Average number of employees	2007	2006
	Number	Number
Executive directors	2	2
Non-executive directors	6	8
Underwriting staff	60	44
Office and management staff	32	30
	100	84

Directors’ remuneration	2007	2006
	£m	£m
Directors’ emoluments	1.9	1.8
Less costs recharged to syndicates	(1.1)	(1.0)
Costs borne by Group	0.8	0.8

Highest paid director	2007	2006
	£m	£m
Salary	0.3	0.3
Profit related pay/ bonuses	0.6	0.4
	0.9	0.7

The Group has accrued on behalf of certain directors, contributions to money purchase pension schemes totalling £98,100 (2006: £180,400). Two (2006: three) directors have retirement benefits accruing under money purchase pension schemes.

30.	Pension commitments

Charges have been made totalling £104,224 (2006: £149,049) for the provision of pension contributions for directors and staff. These sums will be paid into individual personal pension plans held in separately administered funds on behalf of the employees.

Heritage Underwriting Agency plc

31.	Related party transactions

During the year, the Group paid the following expenses on behalf of Syndicates 1200, 1245 and 3245:

	2007	2006
	£m	£m
Salaries and related costs	10.5	5.9
Other administrative expenses	3.9	5.2
	14.4	11.1

The tables set out below illustrate the group and parent company intercompany balances at each relevant year end the amounts owed are repayable on demand.

Group	2007	2006
	£m	£m
Balances owed from/(to) group companies at the year end
Amount owed from/(to) managed syndicate:
Worldwide Property unit	3.5	(0.5)
Non US Liability unit	1.0	(0.5)
Run-off unit	—	—
	4.5	(1.0)

Company	2007	2006
	£m	£m
Balances owed to group companies at the year end:
Amount owed to group companies
Heritage Managing Agency Limited	0.9	0.7
Heritage Direct Limited	—	—
Heritage Group Services Limited	—	—
Corporate members	6.9	3.1
	7.8	3.8

Company	2007	2006
	£m	£m
Balances due to the Company at the year end:
Amount due from group companies
Heritage Group Services Limited	2.4	0.8
Heritage Direct Limited	0.3	0.3
Heritage Managing Agency Limited	—	—
Corporate members	—	1.5
Subordinated loan to Heritage Managing Agency Limited	0.3	0.3
	3.0	2.9

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

31.	Related party transactions (continued)

Loans

On the 4 August 2006 the Worldwide Property unit and the Non US liability unit made loans of £503,292 each to Heritage Underwriting Agency plc. These loans were issued with an interest rate of 2% above LIBOR. The amount outstanding including interest at 31 December 2006 was £1,034,866. The loan was repaid on the 21 February 2007 at an amount of £1,044,904.

NJ Hanbury, a director of HUA up to the 15 May 2006, participated on the Group’s managed underwriting units. Please see table below for NJ Hanbury’s participation through personal and corporate vehicles.

Name	Underwriting units	2008	2007	2006	2005	2004	2003	2002
		£m	£m	£m	£m	£m	£m	£m
NJ Hanbury	Worldwide Property	—	—	0.5	0.1	0.1	0.1	—
NJ Hanbury Limited	Worldwide Property	2.0	1.5	1.0	0.3	0.4	0.2	—
NJ Hanbury	Non US Liability	—	—	0.1	0.1	0.1	—	—
NJ Hanbury Limited	Non US Liability	—	0.6	0.5	0.2	0.4	—	—
NJ Hanbury	Run-off	—	—	—	—	0.1	—	—
NJ Hanbury Limited	Run-off	—	—	—	—	0.4	0.4	0.4

Other related party interests relate to investors in our group and managed syndicates. Please see below a table of their share holdings and participations on managed syndicates:

	Shareholding Number of shares*				Participation** £m
	2008	2007	2006	2005	2008	2007	2006	2005
	m	m	m	m	£m	£m	£m	£m
Perseverance Limited	—	—	—	6.6	—	—	29.8	30.0
The Hays Group Inc	7.8	7.3	4.5	4.5	10.1	9.7	14.2	14.0
JC Hays	0.7	0.6	—	—	—	—	—	—
EEA Fund Management Limited	4.7	4.7	2.9	2.9	—	—	—	—
Waters Investments (LLC and III LLC)	2.1	2.1	2.1	2.1	—	—	—	—
HCC Insurance Holdings Limited	7.3	6.9	6.9	—	—	—	—	—

*	Number of shares shown above relates to ownership at the following dates, 2008 at 26 February 2008, 2007 at 15 March 2007, 2006 at 26 June 2007, 2005 at 31 December 2006.

**	Participation is on managed syndicate by underwriting year of account.

The Hays Group Inc participated on the Worldwide Property and Non US Liability underwriting units’ 2005 year of account through a £3 million contribution to the funds at Lloyd’s requirement for Heritage (No.604) Limited by their company Waters Investment III LLC. In November 2005 the Company purchased the participation on Heritage (No.604) Limited for £3 million from the Hays Group Inc and therefore they did not participate on the 2006 year of account through Heritage (No. 604) Limited. The Hays Group Inc remains liable for their share of any profits or losses incurred on the 2005 year of account. The Hays Group Inc also participates on the Worldwide Property unit by ownership of 22,250 A units giving implied participations of £6.2m, and £3.8m on the 2005 and 2006 underwriting years of account.

Mr Hays who is a non executive director of the Company is also a connected party via the Hays Group Inc, Waters Investments LLC and Waters Investments II LLC, major shareholders in the Company.

Mr Cook who is a non executive director of the Company is also a connected party via HCC Insurance Holdings Inc, a major shareholder in the Company, and Rattner Mackenzie Limited, a subsidiary of HCC, which acts as a broker for the Worldwide Property unit on normal market terms. Mr Shaw who is a non executive director of the Company is also a connected party via EEA Fund Management Limited, a major shareholder in the Company.

Heritage Underwriting Agency plc

31.	Related party transactions (continued)

Mr Denniston resigned as a non executive director of Dual International, a subsidiary of Hyperion, on 13 August 2007. Part of the Group’s own insurance policy is underwritten by Dual International on normal market terms. Mr Denniston was appointed to EPIC VCT plc on 8 November 2007. As a result of these external directorships the Group has received £34,862 (2006: £13,000) in respect of board fees.

As part of the ordinary course of business Houston Casualty Corporation (HCC) which owns 9.5% of the issued ordinary shares of HUA, provides reinsurance for the personal accident book on normal market terms.

32.	Syndicate participations

The Group’s corporate vehicles have the following lines on the 2006, 2007 and 2008 underwriting years of account of the Worldwide Property, and Non US Liability units:

	Years of account
	2008 World Wide Property	2007 World Wide Property	2007 Non US Liability	2006 World Wide Property	2006 Non US Liability
	£m	£m	£m	£m	£m
Heritage (No. 604) Limited	173.8	123.6	15.1	87.0	13.3
Heritage (No. 607) Limited	39.0	34.0	5.0	—	—
Heritage (No. 616) Limited	—	—	—	7.6	—
Heritage (No. 617) Limited	—	15.0	—	—	—
Heritage (No. 703) Limited	22.7	20.0	2.5	20.0	—
Heritage (No. 704) Limited	17.5	17.5	11.0	23.0	15.0
	253.0	210.1	33.6	137.6	28.3

	Years of account
	2008 World Wide Property	2007 World Wide Property	2007 Non US Liability	2006 World Wide Property	2006 Non US Liability
	%	%	%	%	%
Heritage (No. 604) Limited	53.4	47.5	27.5	40.0	27.0
Heritage (No. 607) Limited	12.0	13.1	9.1	—	—
Heritage (No. 616) Limited	—	—	—	4.2	—
Heritage (No. 617) Limited	—	5.8	—	—	—
Heritage (No. 703) Limited	6.9	7.7	4.5	11.1	—
Heritage (No. 704) Limited	5.4	6.7	20.0	12.8	30.4
	77.7	80.8	61.1	68.1	57.4

Heritage Underwriting Agency plc

Notes to the financial statements Year ended 31 December 2007

33.	Operating lease commitments

In March 2004 Heritage Trustees Limited now Heritage Group Services Limited, a 100% subsidiary of Heritage Underwriting Agency plc, agreed a lease that commits the Company to rental payments until 23 June 2010. This is guaranteed by Heritage Underwriting Agency plc. This commitment, together with the lease commitment for Heritage Managing Agency Limited is disclosed below:

	2007	2006
	£m	£m
Land and buildings
Expiring within one year	—	0.4
Expiring within two and five years	0.7	1.1

Heritage Underwriting Agency plc